                                                                 EXHIBIT 4(a)(2)

                                AMR CORPORATION,

                      AMERICAN AIRLINES, INC., as Guarantor

                                       AND

                      WILMINGTON TRUST COMPANY, as Trustee

                        SUPPLEMENTAL INDENTURE NO. 2004-1

                          Dated as of February 13, 2004

                     4.5% Senior Convertible Notes due 2024
                                  $323,500,000

                                Table of Contents

                                                                                                              Page
                                                                                                              ----
                                                     ARTICLE I

                         RELATION TO INDENTURE; DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1         Relation to Indenture...............................................................        2
Section 1.2         Definitions.........................................................................        2
Section 1.3         Other Definitions...................................................................        6

                                                    ARTICLE II

                                                  THE SECURITIES

Section 2.1         Applicable Securities...............................................................        7
Section 2.2         Conversion Agent....................................................................        9
Section 2.3         Registration, Transfer and Exchange.................................................        9
Section 2.4         Outstanding Applicable Securities in the Event of Conversion or Redemption..........       11
Section 2.5         Interest Payment; Defaulted Interest................................................       11
Section 2.6         Persons Deemed Owners...............................................................       12
Section 2.7         Cancellation........................................................................       12
Section 2.8         Global Securities; Legends..........................................................       13
Section 2.9         Transfer of Global and Non-Global Securities........................................       15

                                                    ARTICLE III

                                             REDEMPTION AND PURCHASES

Section 3.1         Right to Redeem; Notices to Trustee.................................................       19
Section 3.2         Selection of Applicable Securities to Be Redeemed...................................       20
Section 3.3         Notice of Redemption................................................................       20
Section 3.4         Effect of Notice of Redemption......................................................       21
Section 3.5         Deposit of Redemption Price.........................................................       21
Section 3.6         Applicable Securities Redeemed in Part..............................................       22
Section 3.7         Conversion Arrangement on Call for Redemption.......................................       22
Section 3.8         Purchase of Applicable Securities at Option of the Holder...........................       23
Section 3.9         Purchase of Applicable Securities at Option of the Holder upon Change in Control....       30
Section 3.10        Effect of Purchase Notice or Change in Control Purchase Notice......................       39
Section 3.11        Deposit of Purchase Price or Change in Control Purchase Price.......................       41
Section 3.12        Applicable Securities Purchased in Part.............................................       41
Section 3.13        Repayment to the Company............................................................       42

                               Table of Contents
                                   (continued)

                                                                                                              Page
                                                                                                              ----
Section 3.14        Termination of Right to Pay in Common Stock.........................................       42

                                                    ARTICLE IV

                                      SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.1         Termination and Discharge of Company's Obligations Under the Indenture..............       42

                                                     ARTICLE V

                                               DEFAULTS AND REMEDIES

Section 5.1         Defaults and Remedies...............................................................       43
Section 5.2         Undertaking for Costs...............................................................       48

                                                    ARTICLE VI

                                              SUPPLEMENTAL INDENTURES

Section 6.1         Supplemental Indentures.............................................................       48

                                                    ARTICLE VII

                                                     COVENANTS

Section 7.1         Payment of Applicable Securities....................................................       51
Section 7.2         Maintenance of Office or Agency.....................................................       51
Section 7.3         Money for Securities to Be Held in Trust; Unclaimed Moneys..........................       52
Section 7.4         Covenant to Comply with Applicable Securities Laws upon Purchase
                        of Applicable Securities........................................................       53
Section 7.5         Further Instruments and Acts........................................................       53

                                                   ARTICLE VIII

                                                    CONVERSION

Section 8.1         Conversion Privilege................................................................       53
Section 8.2         Conversion Procedure................................................................       54
Section 8.3         Fractional Shares...................................................................       56
Section 8.4         Taxes on Conversion.................................................................       56
Section 8.5         Company to Provide Stock............................................................       57
Section 8.6         Adjustment for Change in Capital Stock..............................................       57
Section 8.7         Adjustment for Rights Issue.........................................................       58

                               Table of Contents
                                   (continued)

                                                                                                              Page
                                                                                                              ----
Section 8.8         Adjustment for Other Distributions..................................................       59
Section 8.9         When Adjustment May Be Deferred.....................................................       62
Section 8.10        When No Adjustment Required.........................................................       62
Section 8.11        Notice of Adjustment................................................................       62
Section 8.12        Voluntary Increase..................................................................       63
Section 8.13        Notice of Certain Transactions......................................................       63
Section 8.14        Reorganization of Company; Special Distributions....................................       63
Section 8.15        Company Determination Final.........................................................       64
Section 8.16        Trustee's Adjustment Disclaimer.....................................................       64
Section 8.17        Simultaneous Adjustments............................................................       65
Section 8.18        Successive Adjustments..............................................................       65
Section 8.19        Rights Issued in Respect of Common Stock Issued upon Conversion.....................       65
Section 8.20        Company's Right to Elect to Pay Cash or Common Stock................................       66

                                                    ARTICLE IX

                                                     GUARANTEE

Section 9.1         Guarantee...........................................................................       66
Section 9.2         Severability........................................................................       68
Section 9.3         Limitation of Guarantor's Liability.................................................       68
Section 9.4         Subrogation.........................................................................       68
Section 9.5         Reinstatement.......................................................................       68
Section 9.6         Benefits Acknowledged...............................................................       68
Section 9.7         Authentication Required.............................................................       68
Section 9.8         Merger or Consolidation of Guarantor................................................       69
Section 9.9         Release of the Guarantor............................................................       69

                                                     ARTICLE X

                                                   MISCELLANEOUS

Section 10.1        Trust Indenture Act Controls........................................................       69
Section 10.2        Communication by Holders with Other Holders.........................................       69
Section 10.3        Rules by Paying Agent, Conversion Agent and Registrar...............................       69
Section 10.4        Calculations........................................................................       70
Section 10.5        Governing Law.......................................................................       70
Section 10.6        Multiple Originals..................................................................       70
Section 10.7        Benefits of Supplemental Indenture..................................................       70
Section 10.8        Confirmation of Indenture...........................................................       70
Section 10.9        Headings and Table of Contents......................................................       70

Exhibit A           Form of Applicable Security

                  SUPPLEMENTAL INDENTURE NO. 2004-1, dated as of February 13, 2004 (the "Supplemental Indenture"), between AMR CORPORATION, a Delaware corporation (the "Company"), AMERICAN AIRLINES, INC., a Delaware corporation (the "Guarantor"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation (the "Trustee").

                             RECITALS OF THE COMPANY

                  The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of February 1, 2004 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

                  Section 3.1 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

                  Section 3.1(b) of the Indenture provides that if the Company's obligations under a series of Securities will be guaranteed by the Guarantor, the Company, the Guarantor and the Trustee will enter into an indenture supplement establishing the form of Guarantee and certain other matters.

                  Section 8.1(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections
2.1 and 3.1 of the Indenture.

                  The Company has duly authorized the creation of an issue of a series of 4.5% Senior Convertible Notes due 2024 having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Supplemental Indenture.

                  The Guarantor has duly authorized the execution and delivery of this Supplemental Indenture to provide for the guarantee of the Company's obligations under the Applicable Securities by the Guarantor.

                  All things necessary to make the Applicable Securities, when the Applicable Securities are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid and binding agreement of the Company and the Guarantor, in accordance with their and its terms, have been done.

                  For and in consideration of the premises and the purchase of the Applicable Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Applicable Securities, as follows:

                                   ARTICLE I

                             RELATION TO INDENTURE;
                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.1 Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture.

                  Section 1.2 Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided herein or unless the context otherwise requires:

                  (1) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

                  (2) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (3) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (4) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (6) all references to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Applicable Security, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Applicable Securities" or "Notes" means any of the Company's 4.5% Senior Convertible Notes due 2024, as amended or supplemented from time to time.

                  "Average Sale Price" means the average of the Sale Prices of the Common Stock for the shortest of:

                  (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

                  (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days), or

                  (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 8.6(c), 8.7 or 8.8 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

                  In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 8.6(a), (b), (d) or (e) of this Supplemental Indenture applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

                  "Business Day" means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in The City of New York are required or authorized to close.

                  "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or other equity issued by that corporation.

                  "Common Stock" means the shares of Common Stock, $1.00 par value per share, of the Company as it exists on the date of this Supplemental Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

                  "Conversion Price" means, as of any date of determination, $1,000 divided by the Conversion Rate in effect on such date.

                  "Debt" means, with respect to the Company or the Guarantor, as applicable, at any date, without duplication, indebtedness for borrowed money.

                  "DTC" means The Depository Trust Company, a New York corporation, and any successors and assigns.

                  "Employee Benefit Plan" means any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) and any Person holding common equity of the Company or the Guarantor pursuant to the terms of any such employee benefit plan.

                  "Ex-Dividend Time" means, with respect to any rights, warrants or options or distributions, the time immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

                  "Global Securities" means any of the Applicable Securities that are in global form.

                  "Guarantee" means the guarantee of the Applicable Securities by the Guarantor in accordance with the provisions of Article IX.

                  "Guarantor" means American Airlines, Inc., a Delaware corporation, until a successor replaces it pursuant to the applicable provisions of this Supplemental Indenture and the Guarantee and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "Holder" or "Securityholder" means a person in whose name an Applicable Security is registered on the Registrar's books.

                  "Indenture" has the meaning set forth in the first recital of this Supplemental Indenture.

                  "Issue Date" of any Applicable Security means the date on which the Applicable Security was originally issued or deemed issued as set forth in the Applicable Security.

                  "Non-Global Securities" means any Applicable Securities that are not Global Securities.

                  "Opinion of Counsel" means a written opinion from legal counsel who may be (i) the senior attorney employed by the Company, (ii) Debevoise & Plimpton LLP or (iii) any other counsel designated by the Company and who is reasonably acceptable to the Trustee.

                  "Redemption Date" or "redemption date" means the date specified for redemption of the Applicable Securities in accordance with the terms of the Applicable Securities and this Supplemental Indenture.

                  "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 5 of the Applicable Securities.

                  "Sale Price" of Capital Stock on any trading day means (a) the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported on the New York Stock Exchange or such other United States national securities exchange on which the Capital Stock is listed or, if the Capital Stock is not listed on a United States national securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or (b) in the absence of such quotation, such price as the Company shall determine on the basis of such quotations as the Company considers appropriate.

                  "Securityholder" or "Holder" means a person in whose name an Applicable Security is registered on the Registrar's books.

                  "Subsidiary" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation or a partnership) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, have (x) at least a majority ownership interest or
(y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

                  "Supplemental Indenture" means this Supplemental Indenture No. 2004-1, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the Trust Indenture Act that are deemed to be a part hereof.

                  "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 8.7 or 8.8 of this Supplemental Indenture applies and (ii) the Ex-Dividend Time.

                  "Trading Day" or "trading day" means any day on which the New York Stock Exchange is open for trading or, if the Common Stock is admitted for trading or quoted on the National Association of Securities Dealers Automated Quotation System, a day on which trades may be made on such market, or if the Common Stock is not so listed, admitted for trading or quoted, any Business Day.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as in effect on the date of this Supplemental Indenture, provided, however, that in the event the Trust Indenture Act is amended after such date, Trust Indenture Act means, to the extent that any such amendment requires that the Trust Indenture Act, as so amended, apply to trust indentures entered into prior to the effective date of such amendment, the Trust Indenture Act as so amended.

                  Section 1.3      Other Definitions.

                                                         Defined in Supplemental
                        Term                                Indenture Section
                        ----                             -----------------------
"Agent Members"......................................         2.9(d)
"Bankruptcy Law".....................................         5.1(a)
"cash"...............................................         3.8(b)
"Change in Control"..................................         3.9(a)
"Change in Control Company Notice"...................         3.9(b)
"Change in Control Notice Date"......................         3.9(b)
"Change in Control Purchase Date"....................         3.9(a)
"Change in Control Purchase Notice"..................         3.9(c)
"Change in Control Purchase Price"...................         3.9(a)
"Company Notice".....................................         3.8(e)
"Company Notice Date"................................         3.8(e)
"Conversion Agent"...................................         2.2
"Conversion Date"....................................         8.2
"Conversion Rate"....................................         8.1
"Custodian"..........................................         5.1(a)
"Event of Default"...................................         5.1(a)
"Ex-Dividend Date"...................................         8.8(b)
"Expiration Time"....................................         8.8(c)
"Interest Payment Date"..............................         2.1(d)
"Market Price".......................................         3.8(d)
"Notice of Default"..................................         5.1(a)
"Paying Agent".......................................         7.3

                                                         Defined in Supplemental
                        Term                                Indenture Section
                        ----                             -----------------------
"Purchase Date"......................................            3.8(a)
"Purchase Notice"....................................            3.8(a)
"Purchase Price".....................................            3.8(a)
"Purchased Shares"...................................            8.8(c)
"Registrar"..........................................            2.3
"Regular Record Date"................................            2.1(e)
"Rights".............................................           8.19
"Rights Agreement"...................................           8.19
"Securities Act".....................................            3.8(d)

                                   ARTICLE II

                                 THE SECURITIES

                  Section 2.1 Applicable Securities.

                  (a) Title; Form and Dating. There shall be a series of Securities designated the "4.5% Senior Convertible Notes due 2024" (the "Applicable Securities"). The Applicable Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1, which is a part of this Supplemental Indenture. The Applicable Securities may have notations, legends (including, without limitation, as provided in Section
2.8 of this Supplemental Indenture) or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Applicable Security shall be dated the date of its authentication.

                  (b) Limitation on Aggregate Principal Amount. The Trustee shall authenticate and deliver Applicable Securities for original issue in an aggregate principal amount of up to $323,500,000 upon a Company Order without any further action by the Company. The aggregate principal amount of Applicable Securities Outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 3.6 of the Indenture.

                  (c) Principal Payment Dates. The Stated Maturity date for the Applicable Securities is February 15, 2024.

                  (d) Interest and Interest Rates. The rate of interest on each Applicable Security shall be 4.5% per annum, from the Issue Date or from the most recent date to which interest on such Applicable Security has been paid or duly provided for. Interest shall be payable on each Applicable Security semi-annually in arrears on February 15 and August 15 of each year during the term of the Applicable Securities, commencing on August 15, 2004 (each, an "Interest Payment Date"). The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

                  (e) Regular Record Dates. The "Regular Record Dates" for the Applicable Securities are February 1 and August 1 (whether or not a Business
Day).

                  (f) Place of Payment. The Place of Payment where the Applicable Securities may be presented or surrendered for payment, where the Applicable Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Applicable Securities, the Indenture, and the Supplemental Indenture may be served shall be as provided in Section 7.2 of this Supplemental Indenture.

                  (g) Redemption. The Applicable Securities shall be subject to redemption only as provided in Article III of this Supplemental Indenture.

                  (h) Denominations. The Applicable Securities shall be issued in denominations of $1,000 and integral multiples thereof.

                  (i) Currency. All payments of principal, interest, and other amounts with respect to the Applicable Securities shall be made in Dollars.

                  (j) Registered Securities. The Applicable Securities shall be issued as Registered Securities without coupons.

                  (k) Defeasance and Covenant Defeasance. The provisions of Sections 4.4 and 4.5 of the Indenture shall not apply to the Applicable Securities.

                  (l) Global Form. The Applicable Securities will be issued in whole in global form and the Depositary for the Applicable Securities shall initially be DTC. Transfers of Global Securities and beneficial interests in Global Securities may be made only as provided in Section 2.9 of this Supplemental Indenture.

                  (m)      No Sinking Funds. The provisions of Sections 11.1,
11.2 and 11.3 of the Indenture shall not apply to the Applicable Securities.

                  (n) Guarantee. The Company's obligations under the Applicable Securities are hereby guaranteed by the Guarantor as provided in
Article IX of this Supplemental Indenture. The Guarantor is an "obligor" as such term is defined in and solely for purposes of the Trust Indenture Act and is required to comply with the provisions of the Indenture and this Supplemental Indenture compliance with which is required by an "obligor" under the Trust Indenture Act.

                  (o) Registrar, Paying Agent and Conversion Agent. The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Applicable Securities.

                  Section 2.2 Conversion Agent. The Company shall maintain an office or agency where Applicable Securities may be presented for conversion ("Conversion Agent"). The Company may have one or more additional conversion agents. The Company shall enter into an appropriate agency agreement with any Conversion Agent that is not also the Trustee. The agreement shall implement the provisions of the Indenture and this Supplemental Indenture that relate to such Conversion Agent. The Company shall notify the Trustee of the name and address of any such Conversion Agent. If the Company fails to maintain a Conversion Agent, the Trustee shall act as Conversion Agent and shall be entitled to appropriate compensation therefor pursuant to Section 6.8 of the Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Conversion Agent.

                  Section 2.3 Registration, Transfer and Exchange. For purposes of the Applicable Securities, Section 3.5 of the Indenture shall be amended to read as follows:

                  "Section 3.5 Registration, Transfer and Exchange.

                  (a) The Company shall maintain an office or agency where Applicable Securities may be presented for registration of transfer or for exchange ("Registrar"). The Company may have one or more co-registrars. The Registrar shall keep a register (the "Register") of the Applicable Securities and of their transfer and exchange. The Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar that is not also the Trustee. The agreement shall implement the provisions of the Indenture and this Supplemental Indenture that relate to such Registrar or co-registrar. The Company shall notify the Trustee of the name and address of any such Registrar or co-registrar. If the Company fails to maintain a Registrar, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.8 of this Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Registrar or co-registrar.

                  (b)      Subject to Sections 2.8 and 2.9 of the Supplemental
Indenture:

                  (i) Upon surrender for registration of transfer of any Applicable Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as

         Registrar or co-registrar pursuant to Section 3.5(a) of this Indenture and satisfaction of the applicable requirements set forth in Section 2.9(b) of the Supplemental Indenture, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Applicable Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Applicable Securities from the Securityholder requesting such registration of transfer or exchange.

                  (ii) At the option of the Holder, Non-Global Securities may be exchanged for other Applicable Securities of any authorized denomination or denominations, of a like aggregate principal amount, and upon surrender of the Applicable Securities to be exchanged and satisfaction of the requirements set forth in Section 2.9(b)(3) of the Supplemental Indenture, the Company shall execute, and the Trustee shall authenticate and deliver, the Applicable Securities which the Holder making the exchange is entitled to receive.

                  (c) The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Applicable Securities selected for redemption (except, in the case of Applicable Securities to be redeemed in part, the portion thereof not to be redeemed) or any Applicable Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture or the Supplemental Indenture (except, in the case of Applicable Securities to be purchased in part, the portion thereof not to be purchased) or any Applicable Securities for a period of 15 days before the mailing of a notice of redemption of Applicable Securities to be redeemed.

                  (d) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Applicable Securities.

                  (e) Any Registrar appointed pursuant to Section 3.5(a) of this Indenture shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Applicable Securities upon registration of transfer or exchange of Applicable Securities.

                  (f) No Registrar shall be required to make registrations of transfer or exchange of Applicable Securities during any periods designated in the text of the Applicable Securities or in the Indenture as periods during which such registration of transfers and exchanges need not be made.

                  The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Applicable Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof."

                  Section 2.4 Outstanding Applicable Securities in the Event of Conversion or Redemption. If the Paying Agent holds, in accordance with the Indenture or this Supplemental Indenture, on a Redemption Date, or on the Business Day following the Purchase Date or a Change in Control Purchase Date, or on Stated Maturity, money or securities (including Common Stock), if permitted hereunder, sufficient to pay Applicable Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Change in Control Purchase Date or Stated Maturity, as the case may be, such Applicable Securities shall cease to be Outstanding, interest on such Applicable Securities shall cease to accrue and all other rights of the Holder shall terminate other than the right of such Holder to receive payment for such Applicable Security upon delivery of such Applicable Security in accordance with the terms of the Indenture and this Supplemental Indenture; provided that, if such Applicable Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture.

                  If an Applicable Security is converted in accordance with
Article VIII of this Supplemental Indenture, then from and after the time of conversion on the Conversion Date, such Applicable Security shall cease to be Outstanding and interest shall cease to accrue on such Applicable Security.

                  Section 2.5 Interest Payment; Defaulted Interest. For purposes of the Applicable Securities, the following provisions of the Indenture shall be amended to read as follows:

                  (a) Section 3.7(a) of the Indenture shall be amended to read as follows:

                  "(a)     Interest on any Applicable Security that is payable,
and is punctually paid or duly provided for, on any applicable payment date shall be paid to the person in whose name that Applicable Security is registered at the close of business each Regular Record Date at the office or agency of the Company maintained for such purpose. Each installment of interest on any Applicable Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United

States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date. If no such instructions have been received or if the payee is a Holder of less than $1,000,000 aggregate principal amount of the Applicable Securities, the Company may elect to pay the installment of interest by check drawn on a bank in New York City mailed to the payee at its address set forth on the Registrar's books. In the case of a permanent Global Security, interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof."

                  (b) Section 3.7(b) shall be amended to insert the words, "which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities", after the words, "herein called `Defaulted Interest'".

                  Section 2.6 Persons Deemed Owners. For purposes of the Applicable Securities, the first three paragraphs of Section 3.8 of the Indenture shall be amended to read as follows:

                  "Prior to due presentment of an Applicable Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Applicable Security is registered as the owner of such Applicable Security for the purpose of receiving payment of principal of the Applicable Security or the payment of any Redemption Price, Purchase Price or Change in Control Purchase Price in respect thereof or interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Applicable Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities held by the Depositary, or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests or for the performance by the Depositary or any direct or indirect participant of the Depositary of their respective obligations under the rules, regulations, and procedures creating and affecting the Depositary and its operations or any other statutory, regulatory, contractual, or customary procedures governing their operations."

                  Section 2.7 Cancellation. For purposes of the Applicable Securities, Section 3.9 of the Indenture shall be amended to read as follows:

                  "Section 3.9 Cancellation. All Applicable Securities surrendered for payment, purchase by the Company pursuant to Article III of the Supplemental Indenture, conversion, redemption or registration of transfer or exchange shall, if surrendered to the Company or any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Applicable Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Applicable Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Applicable Securities to replace Applicable Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article VIII of the Supplemental Indenture. No Applicable Securities shall be authenticated in lieu of or in exchange for any Applicable Securities cancelled as provided in this Section 3.9, except as expressly permitted by this Indenture. All cancelled Applicable Securities held by the Trustee shall be disposed of by the Trustee."

                  Section 2.8 Global Securities; Legends.

                  (a)      General. Except as provided in this Section 2.8 or
Section 2.9 of this Supplemental Indenture, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Non-Global Securities in certificated form and must exercise any rights in respect of their interests, including any right to convert or require purchase of their interests in the Applicable Securities, in accordance with the Applicable Procedures. Each Global Security shall represent such of the Outstanding Applicable Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Applicable Securities from time to time endorsed thereon and that the aggregate principal amount of Outstanding Applicable Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, transfers, and conversions.

                  Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the principal amount of Outstanding Applicable Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.9 of this Supplemental Indenture and shall be made on the records of the Trustee and the Depositary.

                  (b) Book-Entry Provisions. This Section 2.8(b) shall apply only to Global Securities deposited with or on behalf of the Depositary.

                  For purposes of the Applicable Securities, the legend in
Section 2.4 of the Indenture shall be amended to read as follows:

                  "UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THIS GLOBAL SECURITY."

                  The Company shall execute and the Trustee shall, in accordance with Section 2.1(b) of this Supplemental Indenture, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for such Depositary and (c) shall bear the legends set forth above.

                  (c) Non-Global Securities. Non-Global Securities will be issued in certificated form substantially in the form of Exhibit A-1 attached hereto but without the legend set forth in Section 2.8(b) of this Supplemental Indenture.

                  (d) ERISA Legend. All Applicable Securities shall bear the following legend:

                  "ANY PERSON ACQUIRING OR ACCEPTING A SECURITY OR AN INTEREST THEREIN WILL, BY SUCH ACQUISITION OR ACCEPTANCE, BE DEEMED TO REPRESENT AND WARRANT TO THE COMPANY AND THE TRUSTEE THAT
                  EITHER: (I) NO ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR OF AN EMPLOYEE BENEFIT PLAN OR AN INDIVIDUAL RETIREMENT ACCOUNT SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL OR CHURCH PLAN, OR ANY TRUST ESTABLISHED UNDER SUCH PLAN OR ACCOUNT, HAVE BEEN USED TO PURCHASE A SECURITY OR AN INTEREST THEREIN, OR (II) THE PURCHASE AND HOLDING OF SECURITIES OR INTERESTS THEREIN BY SUCH PERSON IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR ANY PROVISIONS OF STATE OR FEDERAL LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS."

                  Section 2.9 Transfer of Global and Non-Global Securities.

                  (a) Notwithstanding any other provisions of the Indenture, this Supplemental Indenture or the Applicable Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 3.5 (as amended by Section 2.3 of this Supplemental Indenture) of the Indenture and Section 2.9(b)(1) below, (B) transfer of a beneficial interest in a Global Security for a Non-Global Security shall comply with Section 3.5 (as amended by Section 2.3 of this Supplemental Indenture) of the Indenture and Section 2.9(b)(2) below, (C) transfers of a Non-Global Security shall comply with Section 3.5 (as amended by Section 2.3 of this Supplemental Indenture) of the Indenture and Section 2.9(b)(3) below, (D) transfers of a Non-Global Security for a beneficial interest in a Global Security shall comply with Section 3.5 (as amended by Section 2.3 of this Supplemental Indenture) of the Indenture and Section 2.9(b)(4) below and (E) transfers of beneficial interests in Global Securities shall be made in accordance with Section 2.9(b)(5) below.

                  No transfer of an Applicable Security to any Person shall be effective under this Indenture or the Applicable Securities unless and until such Applicable Security has been registered in the name of such Person.

                  (b)      Transfer Requirements.

                  (1) Restrictions on Transfers of Global Securities. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary, and no such transfer to any such other Person may be registered; provided that this Section 2.9(b)(1) shall not prohibit any transfer of an Applicable Security that is issued in exchange for a Global Security but is not itself a Global Security. Nothing in this Section 2.9(b)(1) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.9(b).

                  (2) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Non-Global Security. A beneficial interest in a Global Security may not be exchanged for a Non-Global Security except pursuant to Section 2.9(d)(1)(ii) and (iii) of this Supplemental Indenture and upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Non-Global Security in the form satisfactory to the Trustee, together with written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Applicable Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Applicable Securities represented by the Global Security to be decreased by the aggregate principal amount of the Non-Global Security to be issued, shall authenticate and deliver such Non-Global Security and shall instruct the Depositary to debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Non-Global Security so issued.

                  (3) Transfer and Exchange of Non-Global Securities. When Non-Global Securities are presented to the Registrar with a request:

                           (x) to register the transfer of such Non-Global Securities; or

                           (y) to exchange such Non-Global Securities for an equal principal amount of Non-Global Securities of other authorized denominations,

         the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Non-Global Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  (4) Restrictions on Transfer of a Non-Global Security for a Beneficial Interest in a Global Security. A Non-Global Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Non-Global Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Applicable Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Non-Global Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Applicable Securities represented by the Global Security to be increased by the aggregate principal amount of the Non-Global Security to be exchanged, and shall instruct the Depositary to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Non-Global Security so cancelled. If no Global Securities are then Outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

                  (5) Restrictions on Transfer of a Beneficial Interest in a Global Security. Transfers of beneficial interests in a Global Security shall only be effected through the Depositary in accordance with this Indenture and the Applicable Procedures therefor.

                  (c) As used in Section 2.9, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Applicable Security.

                  (d) The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:

                  (1) Notwithstanding any other provisions of the Indenture, this Supplemental Indenture or the Applicable Securities, except as provided in Section 2.9(b)(1) of this Supplemental Indenture, a Global Security shall not be exchanged in whole or in part for an Applicable Security registered in the name of any Person other than the Depositary, provided that a Global Security may be exchanged for Applicable Securities registered in the names of any Person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Securities Exchange Act of 1934, as amended, and a successor Depositary is not appointed by the Company within 90 days, (ii) the Company elects to discontinue use of the system of book-entry transfer through DTC (or any successor depositary), or (iii) an Event of Default has occurred and is continuing. Any Global Security exchanged pursuant to subclause (i) of this clause (1) shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (ii) of this clause (1) may be exchanged in whole or from time to time in part as directed by the Depositary. Any Applicable Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Applicable Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security.

                  (2) Applicable Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Applicable Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Applicable Securities.

                  (4) In the event of the occurrence of any of the events specified in clause (1)(ii) or (iii) above, the Company will promptly make available to the Trustee a reasonable supply of Non-Global Securities in definitive, fully registered form, without interest coupons.

                  (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or under any such Global Security, and the Depositary may be treated by the Company, the Trustee, the Registrar, the Paying Agent and any agent of the Company, the Trustee, the Registrar or the Paying Agent as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantor or the Trustee or any agent of the Company, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Applicable Security.

                                  ARTICLE III

                            REDEMPTION AND PURCHASES

                  Section 3.1 Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Applicable Securities in accordance with the provisions of paragraphs 5 and 7 of the Applicable Securities. Prior to February 15, 2009, the Company cannot redeem the Applicable Securities. Beginning on February 15, 2009, the Company may redeem the Applicable Securities for cash in whole at any time, or in part from time to time. If the Company elects to redeem Applicable Securities pursuant to paragraph 5 of the Applicable Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Applicable Securities to be redeemed and the amount of accrued and unpaid interest, if any, payable on the Redemption Date.

                  The Company shall give the notice to the Trustee provided for in this Section 3.1, at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). If fewer than all the Applicable Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

                  Section 3.2 Selection of Applicable Securities to Be Redeemed. If less than all the Applicable Securities are to be redeemed, the Trustee shall select the Applicable Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Applicable Securities are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from Outstanding Applicable Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Applicable Securities that have denominations larger than $1,000.

                  Applicable Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Supplemental Indenture that apply to Applicable Securities called for redemption also apply to portions of Applicable Securities called for redemption. The Trustee shall notify the Company promptly of the Applicable Securities or portions of Applicable Securities to be redeemed.

                  If any Applicable Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Applicable Security so selected, the converted portion of such Applicable Security shall be deemed (so far as may be) to be the portion selected for redemption. Applicable Securities which have been converted during a selection of Applicable Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

                  Section 3.3 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Applicable Securities to be redeemed.

                  The notice shall identify the Applicable Securities to be redeemed and shall state:

                  (1)      the Redemption Date;

                  (2) the Redemption Price and accrued and unpaid interest, if any, payable on the Redemption Date;

                  (3)      the Conversion Rate;

                  (4) the name and address of the Paying Agent and Conversion Agent;

                  (5) that Applicable Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date, even if not otherwise convertible at such time;

                  (6) that Holders who want to convert Applicable Securities must satisfy the requirements set forth in paragraph 8 of the Applicable Securities;

                  (7) that Applicable Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued and unpaid interest, if any;

                  (8) if fewer than all the Outstanding Applicable Securities are to be redeemed, the certificate number and principal amounts of the particular Applicable Securities to be redeemed;

                  (9) that, unless the Company defaults in making payment of such Redemption Price and any interest which is due and payable, interest will cease to accrue on and after the Redemption Date;

                  (10)     the CUSIP number of the Applicable Securities; and

                  (11)     any other information the Company wants to present.

                  At the Company's request, the Trustee shall give the notice of redemption to Holders in the Company's name and at the Company's expense, provided that the Company makes such request at least five Business Days (unless a shorter period shall be reasonably satisfactory to the Trustee) prior to the date such notice of redemption must be mailed.

                  Section 3.4 Effect of Notice of Redemption. Once notice of redemption is given, Applicable Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price (together with accrued and unpaid interest, if any, to but not including the date of redemption) stated in the notice except for Applicable Securities which are converted in accordance with the terms of this Supplemental Indenture. Upon the later of the Redemption Date and surrender to the Paying Agent, such Applicable Securities shall be paid at the Redemption Price (together with accrued and unpaid interest, if any, to but not including the date of redemption) stated in the notice.

                  Section 3.5 Deposit of Redemption Price. Prior to 11:30 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and any accrued and unpaid interest to but not including the date of redemption with respect to, all Applicable Securities to be redeemed on that date other than Applicable Securities or portions of Applicable Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted in accordance with this Indenture. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Applicable Securities pursuant to Article VIII of this Supplemental Indenture. If such money is then held by the Company or a Subsidiary or an Affiliate of either of them in trust and is not required for such purpose it shall be discharged from such trust.

                  Section 3.6 Applicable Securities Redeemed in Part. Upon surrender of an Applicable Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Applicable Security in an authorized denomination equal in principal amount to the unredeemed portion of the Applicable Security surrendered.

                  Section 3.7 Conversion Arrangement on Call for Redemption. In connection with any redemption of Applicable Securities, the Company may arrange for the purchase and conversion of any Applicable Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Applicable Securities by paying to the Trustee in trust for the Securityholders, on or prior to 11:30 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Applicable Securities, is not less than the Redemption Price of, and any accrued and unpaid interest with respect to, such Applicable Securities. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the Redemption Prices of such Applicable Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Applicable Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article VIII of this Supplemental Indenture) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Applicable Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Applicable Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Applicable Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Applicable Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                  Section 3.8 Purchase of Applicable Securities at Option of the Holder.

                  (a) General. Applicable Securities shall be purchased by the Company pursuant to paragraph 6 of the Applicable Securities as of each of the following dates: February 15, 2009, February 15, 2014 and February 15, 2019 (each, a "Purchase Date"), at a purchase price equal to the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the Purchase Date (the "Purchase Price"), at the option of the Holder thereof, upon the satisfaction of all of the following:

                  (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the second Business Day immediately preceding such Purchase Date stating:

                           (A) if certificated Applicable Securities have been issued, the certificate number of the Applicable Security which the Holder will deliver to be purchased,

                           (B) the portion of the principal amount of the Applicable Security which the Holder will deliver to be purchased, which portion must be a principal amount of $1,000 or an integral multiple thereof,

                           (C) that such Applicable Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Applicable Securities and in this Indenture, and

                           (D)      in the event the Company elects, pursuant to
                  Section 3.8(b) of this Supplemental Indenture, to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock, as set forth in Section 3.8(d) of this Supplemental Indenture, is not satisfied prior to the close of business on such Purchase Date, whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Applicable Securities to which such Purchase Notice relates (stating the principal amount and certificate numbers of the Applicable Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Applicable Securities (or portions thereof) to which such Purchase Notice relates; and

                  (2) delivery or book entry transfer of such Applicable Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.8 only if the Applicable Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

                  If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of
Section 3.10 of this Supplemental Indenture, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.8(a)(1) of this Supplemental Indenture, such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Applicable Securities subject to such Purchase Notice in the circumstances set forth in such clause
(D).

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.8, a portion of an Applicable Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Supplemental Indenture that apply to the purchase of all of an Applicable Security also apply to the purchase of such portion of such Applicable Security.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 3.8 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Applicable Security to the Paying Agent in accordance with this Section 3.8.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.8(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10 of this Supplemental Indenture.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                  (b) Company's Right to Elect Manner of Payment of Purchase Price. The Applicable Securities to be purchased pursuant to Section 3.8(a) may be paid for, at the election of the Company, in U.S. legal tender ("cash") or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 3.8(c) and (d) of this Supplemental Indenture, as applicable. The Company shall designate, in the Company Notice delivered pursuant to Section 3.8(e) of this

Supplemental Indenture, whether the Company will purchase the Applicable Securities for cash or Common Stock, or, if a combination thereof, the percentages or amounts of the Purchase Price of Applicable Securities in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Applicable Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Applicable Securities are purchased pursuant to this Section 3.8 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Applicable Securities, except (i) as provided in Section 3.8(d) of this Supplemental Indenture with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Applicable Securities of a Holder or Holders of Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Applicable Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Securityholders except pursuant to this Section 3.8(b) or pursuant to Section 3.8(d) of this Supplemental Indenture in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

                  At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (1)      the manner of payment selected by the Company,

                  (2) the information required by Section 3.8(e) of this Supplemental Indenture,

                  (3) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.8(d) of this Supplemental Indenture have been or will be complied with, and

                  (4) whether the Company desires the Trustee to give the Company Notice required by Section 3.8(e) of this Supplemental Indenture.

                  (c) Purchase with Cash. On each Purchase Date, at the option of the Company, the Purchase Price of Applicable Securities in respect of which a Purchase Notice pursuant to Section 3.8(a) of this Supplemental Indenture has been given and not withdrawn, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Applicable Securities.

                  (d) Payment by Issuance of Common Stock. On each Purchase Date, at the option of the Company, the Purchase Price of Applicable Securities in respect of which a Purchase Notice pursuant to Section 3.8(a) of this Supplemental Indenture has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Applicable Securities in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

                  The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. If a Holder elects to have more than one Applicable Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Applicable Securities to be purchased.

                  Upon a payment by Common Stock pursuant to the terms hereof, that portion of accrued and unpaid interest, if any, attributable to the period from the Issue Date to the Purchase Date with respect to the purchased Applicable Security shall not be cancelled, extinguished or forfeited but rather shall be deemed paid in full to the Holder through the delivery of the Common Stock in exchange for the Applicable Security being purchased pursuant to the terms hereof, and the fair market value of such Common Stock (together with any cash payments in lieu of fractional shares of Common Stock) shall be treated as issued, to the extent thereof, first in exchange for the accrued and unpaid interest, if any, through the Purchase Date, and the balance, if any, of the fair market value of such shares of Common Stock shall be treated as issued in exchange for the principal amount of the Applicable Security being purchased pursuant to the provisions hereof.

                  The Company's right to exercise its election to purchase the Applicable Securities pursuant to this Section 3.8 through the issuance of shares of Common Stock shall be conditioned upon:

                  (1) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the Applicable Securities with Common Stock as provided herein;

                  (2) the shares of Common Stock having been admitted for listing or admitted for listing subject to notice of issuance on the New York Stock Exchange or if the Common Stock is not then listed on the New York Stock

         Exchange, on such other United States securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States securities exchange, as quoted on the National Association of Applicable Securities Dealers Automated Quotation System;

                  (3) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, in each case, if required;

                  (4) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (5) the receipt by the Trustee of (A) an Officers' Certificate stating that the terms of the issuance of the Common Stock are in conformity with this Indenture and that conditions (1), (2), (3) and (4) above and the condition set forth in the second succeeding sentence have been satisfied and (B) an Opinion of Counsel to the effect that the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Applicable Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Supplemental Indenture in payment of the Purchase Price in respect of the Applicable Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights under applicable state law or material contracts.

                  Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of Applicable Securities and the Sale Price of a share of Common Stock on each trading day during the period for which the Market Price is calculated. The Company may pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Applicable Securities pursuant to this Section 3.8 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Applicable Securities of such Holder or Holders in cash.

                  The "Market Price" of the Common Stock means the average of the Sale Prices of the Common Stock for the five trading day period ending on the third Business Day (if the third Business Day prior to the applicable Purchase Date (or Change in Control Purchase Date, as applicable) is a trading day or, if not, then on the last trading day prior to such third Business Day) prior to the applicable Purchase Date (or Change in

Control Purchase Date, as applicable), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such Purchase Date (or Change in Control Purchase Date, as applicable), of any event described in Section 8.6, 8.7 or 8.8 of this Supplemental Indenture; subject, however, to the conditions set forth in Sections 8.9 and 8.10 of this Supplemental Indenture.

                  (e) Notice of Election. The Company's notice of election to purchase with cash or Common Stock or any combination thereof (the "Company Notice") shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 1.6 of the Indenture no later than 20 days prior to the Purchase Date (the "Company Notice Date"). Such Company Notice shall state the manner of payment elected and shall contain the following information:

                  In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                  (1) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Applicable Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                  (2) set forth the method of calculating the Market Price of the Common Stock; and

                  (3) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

                  In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

                  (i)      the Purchase Price and the Conversion Rate;

                  (ii) whether the Company will pay the Purchase Price in cash or in Common Stock or any combination thereof, specifying the percentage of each;

                  (iii) the name and address of the Paying Agent and the Conversion Agent;

                  (iv) that Applicable Securities as to which a Purchase Notice has been given may be converted pursuant to Article VIII of this Supplemental Indenture only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture;

                  (v) that Applicable Securities must be surrendered to the Paying Agent to collect payment of the Purchase Price;

                  (vi) that the Purchase Price for any Applicable Security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Applicable Security as described in (v);

                  (vii) the procedures the Holder must follow to exercise rights under Section 3.8 of this Supplemental Indenture and a brief description of those rights;

                  (viii) briefly, the conversion rights of the Applicable Securities and that Holders who want to convert Applicable Securities must satisfy the requirements set forth in paragraph 8 of the Applicable Securities;

                  (ix) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.8(a)(1)(D) or Section 3.10 of this Supplemental Indenture);

                  (x) that, unless the Company defaults in making payment of such Purchase Price, interest on Applicable Securities surrendered for purchase will cease to accrue on and after the Purchase Date; and

                  (xi)     the CUSIP number of the Applicable Securities.

                  At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

                  Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 principal amount of Applicable Securities, the Company will issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information and publish such determination on the Company's web site on the World Wide Web or through such other public medium as the Company may use at that time.

                  (f) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Applicable Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Company.

                  (g) Procedure upon Purchase. The Company shall deposit cash (in respect of a cash purchase under Section 3.8(c) of this Supplemental Indenture or for fractional interests as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.11 of this Supplemental Indenture, sufficient to pay the aggregate Purchase Price of all Applicable Securities to be purchased pursuant to this Section 3.8. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Purchase Date. Subject to Section 3.8(d) of this Supplemental Indenture, no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date.

                  (h) Taxes. If a Holder of an Applicable Security is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  Section 3.9 Purchase of Applicable Securities at Option of the Holder upon Change in Control.

                  (a) If there shall have occurred a Change in Control as defined below, Applicable Securities shall be purchased by the Company, at the option of the Holder thereof, at a purchase price equal to the principal amount thereof, plus accrued and unpaid interest, if any (the "Change in Control Purchase Price"), as of the date selected by the Company that is no later than 30 Business Days after the occurrence of the Change in Control but in no event prior to the date on which such Change in Control occurs (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.9(c) of this Supplemental Indenture.

                  A "Change in Control" means the occurrence of any of the following after the Applicable Securities are originally issued pursuant to this
Indenture:

                  (1) any "person" or "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, other than the Company, any subsidiary of the Company or the Guarantor, or any Employee Benefit Plan of the Company, the Guarantor, or any of their respective subsidiaries, files a Schedule TO or any schedule, form or report under the Securities Exchange Act of 1934, as amended, disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of the Company's common equity representing more than 50% of the voting power of the Company's common equity entitled to vote generally in the election of directors;

                  (2) any "person" or "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, other than the Company, any subsidiary of the Company or the Guarantor, or any Employee Benefit Plan of the Company, the Guarantor or any of their respective subsidiaries, becomes (whether by purchase, share exchange, consolidation, merger or otherwise) the direct or indirect ultimate "beneficial owner", as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of the Guarantor's common equity representing more than 50% of the voting power of the Guarantor's common equity entitled to vote generally in the election of directors; provided, however, that if such person or group became such a direct or indirect "beneficial owner" of the Guarantor's common equity as a result of a transaction involving the Company that does not otherwise constitute a change in control under this provision, then any beneficial ownership of the Guarantor's common stock by such person or group shall not be a change in control under this clause (2);

                  (3) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Company's Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of either the Company and its subsidiaries, taken as a whole, or the Guarantor and its subsidiaries, taken as a whole, to any person other than the Company, the Guarantor or one or more of subsidiaries of the Company or the Guarantor; provided, however, that a transaction where the holders of the Company's or the Guarantor's common equity immediately prior to such transaction have, directly or indirectly, more than 50% of the aggregate voting power of all classes of common equity of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a change in control;

                  (4) during any period of 12 consecutive months, individuals who at the beginning of such period constitute the Company's Board of Directors (together with any new director whose election by the Company's Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously approved) cease for any reason (other than death or disability) to constitute a majority of the directors then in office; or

                  (5) during any period of 12 consecutive months, individuals who at the beginning of such period constitute the Guarantor's Board of Directors (together with any new director whose election by the Guarantor's Board of Directors or whose nomination for election by the Guarantor's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously approved) cease for any reason (other than death or disability) to constitute a majority of the directors then in office.

                  A Change in Control will not be deemed to have occurred in respect of any of the foregoing, however, if either:

                  (i) the Sale Price of the Common Stock of the Company for any five Trading Days within the 10 consecutive Trading Days ending immediately before the later of the Change in Control or the public announcement thereof equals or exceeds 105% of the Conversion Price of the Applicable Securities in effect immediately before the Change in Control or the public announcement thereof; or

                  (ii) at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Change in Control consists of shares of capital stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a change in control (these securities being referred to as "publicly traded securities") and as a result of this transaction or transactions the Applicable Securities become convertible into such publicly traded securities, excluding cash payments for fractional shares.

                  For purposes of the above paragraph, the term capital stock of any person means any and all shares (including ordinary shares or American Depositary Shares), interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

                  (b) Change in Control Company Notice. Within 15 Business Days after the occurrence of a Change in Control (the "Change in Control Notice Date"), the Company shall mail a written notice of Change in Control (the "Change in Control Company Notice") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

                  (1) briefly, the events causing a Change in Control and the date of such Change in Control;

                  (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.9 must be given;

                  (3)      the Change in Control Purchase Date;

                  (4)      the Change in Control Purchase Price;

                  (5) whether the Company will pay the Change in Control Purchase Price in cash or in Common Stock or any combination thereof, specifying the percentage of each;

                  (6) if the Company will pay the Change in Control Purchase Price (or a specified percentage thereof) with Common Stock, the method of calculating the Market Price of the Common Stock;

                  (7) if the Company will pay the Change in Control Purchase Price with Common Stock, that because the Market Price of Common Stock will be determined prior to the Change in Control Purchase Date, Holders will bear the market risk with respect to the value of Common Stock to be received from the date such Market Price is determined to the Change in Control Purchase Date;

                  (8) the name and address of the Paying Agent and the Conversion Agent;

                  (9) the Conversion Rate and any adjustments thereto resulting from the Change in Control;

                  (10) that Applicable Securities as to which a Change in Control Purchase Notice has been given may be converted pursuant to
         Article VIII of this Supplemental Indenture only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture;

                  (11) that Applicable Securities must be surrendered to the Paying Agent to collect payment of the Change in Control Purchase Price;

                  (12) that the Change in Control Purchase Price for any Applicable Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn, will be paid promptly following the later of the Change in

         Control Purchase Date and the time of surrender of such Applicable Security as described in (11);

                  (13) briefly, the procedures the Holder must follow to exercise rights under this Section 3.9;

                  (14) briefly, the conversion rights of the Applicable Securities;

                  (15) the procedures for withdrawing a Change in Control Purchase Notice;

                  (16) that, unless the Company defaults in making payment of such Change in Control Purchase Price on Applicable Securities surrendered for purchase, interest on Applicable Securities surrendered for purchase will cease to accrue on and after the Change in Control Purchase Date; and

                  (17)     the CUSIP number of the Applicable Securities.

                  (c) Change in Control Purchase Notice. A Holder may exercise its rights specified in Section 3.9(a) of this Supplemental Indenture upon satisfaction of the following:

                  (1) delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the second business day prior to the Change in Control Purchase Date, stating:

                           (A) if certificated Applicable Securities have been issued, the certificate number of the Applicable Security which the Holder will deliver to be purchased;

                           (B) the portion of the principal amount of the Applicable Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

                           (C) that such Applicable Security shall be purchased pursuant to the terms and conditions specified in paragraph 6 of the Applicable Securities and in this Supplemental Indenture; and

                           (D)      in the event the Company elects, pursuant to
                  Section 3.9(f) of this Supplemental Indenture, to pay the Change in Control Purchase Price to be paid as of such Change in Control Purchase Date, in whole or in part, in shares of Common Stock but such portion of the Change in Control Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Change in Control

                  Purchase Price in Common Stock, as set forth in Section 3.9(d) of this Supplemental Indenture, is not satisfied prior to the close of business on such Change in Control Purchase Date, whether such Holder elects (i) to withdraw such Change in Control Purchase Notice as to some or all of the Applicable Securities to which such Purchase Notice relates (stating the principal amount and certificate numbers of the Applicable Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Change in Control Purchase Price for all Applicable Securities (or portions thereof) to which such Change in Control Purchase Notice relates; and

                  (2) the delivery of such Applicable Security to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this
         Section 3.9 only if the Applicable Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice, as determined by the Company.

                  If a Holder, in such Holder's Change in Control Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.10 of this Supplemental Indenture, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of
Section 3.9(c)(1) of this Supplemental Indenture, such Holder shall be deemed to have elected to receive cash in respect of the Change in Control Purchase Price for all Applicable Securities subject to such Change in Control Purchase Notice in the circumstances set forth in such clause (D).

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.9, a portion of an Applicable Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Supplemental Indenture that apply to the purchase of all of an Applicable Security also apply to the purchase of such portion of such Applicable Security.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 3.9 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Applicable Security to the Paying Agent in accordance with this Section 3.9.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 3.9(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10 of this Supplemental Indenture.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

                  The Company shall not be required to comply with this Section
3.9 if a third party mails a written notice of Change in Control in the manner, at the times and otherwise in compliance with this Section 3.9 and repurchases all Applicable Securities for which a Change in Control Purchase Notice shall be delivered and not withdrawn.

                  (d) Company's Right to Elect Manner of Payment of Change in Control Purchase Price. The Applicable Securities to be purchased pursuant to
Section 3.9(a) of this Supplemental Indenture may be paid for, at the election of the Company, in cash or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 3.9(e) and (f) of this Supplemental Indenture, as applicable. The Company shall designate, in the Change in Control Company Notice delivered pursuant to Section 3.9(b) of this Supplemental Indenture, whether the Company will purchase the Applicable Securities for cash or Common Stock, or, if a combination thereof, the percentages or amounts of the Change in Control Purchase Price of Applicable Securities in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Applicable Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Applicable Securities are purchased pursuant to this Section 3.9 shall receive the same percentage of cash or Common Stock in payment of the Change in Control Purchase Price for such Applicable Securities, except (i) as provided in Section 3.9(f) of this Supplemental Indenture with regard to the payment of cash in lieu of fractional shares of Common Stock and
(ii) in the event that the Company is unable to purchase the Applicable Securities of a Holder or Holders of Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Applicable Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Change in Control Company Notice to Securityholders except pursuant to this Section 3.9(d) or pursuant to Section 3.9(f) of this Supplemental Indenture in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

                  At least three Business Days before the Change in Control Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (1)      the manner of payment selected by the Company,

                  (2)      the information required by this Section 3.9(b),

                  (3) if the Company elects to pay the Change in Control Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in this Section
         3.9 have been or will be complied with, and

                  (4) whether the Company desires the Trustee to give the Change in Control Company Notice required by Section 3.9(b) of this Supplemental Indenture.

                  (e) Purchase with Cash. On each Change in Control Purchase Date, at the option of the Company, the Change in Control Purchase Price of Applicable Securities in respect of which a Change in Control Purchase Notice pursuant to Section 3.9(c) of this Supplemental Indenture has been given and not withdrawn, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Change in Control Purchase Price of such Applicable Securities.

                  (f) Payment by Issuance of Common Stock. On each Change in Control Purchase Date, at the option of the Company, the Change in Control Purchase Price of Applicable Securities in respect of which a Change in Control Purchase Notice pursuant to Section 3.9(c) of this Supplemental Indenture has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained in dividing (i) the Change in Control Purchase Price (less any amounts paid in cash) by (ii) 97-1/2% of the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

                  The Company will not issue a fractional share of Common Stock in payment of the Change in Control Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Applicable Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Applicable Securities to be purchased.

                  Upon a payment by Common Stock pursuant to the terms hereof, that portion of accrued and unpaid interest, if any, attributable to the period from the Issue Date to the Change in Control Purchase Date with respect to the purchased Applicable Security shall not be cancelled, extinguished or forfeited but rather shall be deemed paid in full to the Holder through the delivery of the Common Stock in exchange for the Applicable Security being purchased pursuant to the terms hereof, and the fair market value of such Common Stock (together with any cash payments in lieu of fractional shares of Common Stock) shall be treated as issued, to the extent thereof, first in exchange for the accrued and unpaid interest, if any, through the Change in Control Purchase Date, and the balance, if any, of the fair market value of such shares of Common Stock shall be treated as issued in exchange for the principal amount of the Applicable Security being purchased pursuant to the provisions hereof.

                  The Company's right to exercise its election to purchase the Applicable Securities pursuant to this Section 3.9 through the issuance of shares of Common Stock shall be conditioned upon:

                  (1) the Company's not having given its Change in Control Company Notice of an election to pay entirely in cash and its giving of timely Change in Control Company Notice of election to purchase all or a specified percentage of the Applicable Securities with Common Stock as provided herein;

                  (2) the shares of Common Stock having been admitted for listing or admitted for listing subject to notice of issuance on the New York Stock Exchange or if the Common Stock is not then listed on the New York Stock Exchange, on such other United States securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States securities exchange, as quoted on the National Association of Securities Dealers Automated Quotation System;

                  (3) the registration of the shares of Common Stock to be issued in respect of the payment of the Change in Control Purchase Price under the Securities Act or the Securities Exchange Act of 1934, as amended, in each case, if required;

                  (4) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (5) the receipt by the Trustee of (A) an Officers' Certificate stating that the terms of the issuance of the Common Stock are in conformity with this Supplemental Indenture and that conditions
         (1), (2), (3) and (4) above and the condition set forth in the second succeeding sentence have been satisfied and (B) an Opinion of Counsel to the effect that the shares of Common Stock to be issued by the Company in payment of the Change in Control Purchase Price in respect of Applicable Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Change in

         Control Purchase Price in respect of the Applicable Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights under applicable state law or material contracts, and, in the case of such Officers' Certificate, stating that conditions to the issuance of shares of Common Stock have been satisfied.

                  Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of Applicable Securities and the Sale Price of a share of Common Stock on each trading day during the period for which the Market Price is calculated. The Company may pay the Change in Control Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Change in Control Purchase Date and the Company has elected to purchase the Applicable Securities pursuant to this Section 3.9 through the issuance of shares of Common Stock, the Company shall pay the entire Change in Control Purchase Price of the Applicable Securities of such Holder or Holders in cash.

                  (g) Taxes. If a Holder of an Applicable Security is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holders' name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  Section 3.10 Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.8(a) or Section 3.9(c) of this Supplemental Indenture, as applicable, the Holder of the Applicable Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Applicable Security. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Applicable Security (provided the conditions in Section 3.8(a) or Section 3.9(c) of this Supplemental

Indenture, as applicable, have been satisfied) and (y) the time of delivery of such Applicable Security to the Paying Agent by the Holder thereof in the manner required by Section 3.8(a) or Section 3.9(c) of this Supplemental Indenture, as applicable. Applicable Securities in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article VIII of this Supplemental Indenture on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

                  A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Business Day prior to the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

                  (1) if certificated Applicable Securities have been issued, the certificate number of the Applicable Security in respect of which such notice of withdrawal is being submitted,

                  (2) the principal amount of the Applicable Security with respect to which such notice of withdrawal is being submitted, and

                  (3) the principal amount, if any, of such Applicable Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

                  A written notice of withdrawal of a Purchase Notice or Change in Control Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.8(a)(1)(D) and Section 3.9(c)(1)(D) of this Supplemental Indenture or (ii) a conditional withdrawal containing the information set forth in Section 3.8(a)(1)(D) and Section 3.9(c)(1)(D) of this Supplemental Indenture and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

                  There shall be no purchase of any Applicable Securities pursuant to Section 3.8 or 3.9 of this Supplemental Indenture (other than through the issuance of Common Stock in payment of the Purchase Price or Change in Control Purchase Price, as the case may be, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Applicable Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Applicable Securities). The Paying Agent will promptly return to the respective Holders thereof any Applicable Securities (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid interest with respect to such Applicable Securities) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                  Section 3.11 Deposit of Purchase Price or Change in Control Purchase Price. Prior to 11:30 a.m., New York City time, on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 9.3 of the Indenture) an amount of money (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Applicable Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be. If the Paying Agent holds money or Common Stock sufficient to pay the Purchase Price or Change in Control Purchase Price, as applicable, of such Applicable Security or portion thereof on the Business Day following the Purchase Date or Change in Control Purchase Date, as applicable, in accordance with the terms of the Indenture, then at the close of business on the Purchase Date or Change in Control Purchase Date, as applicable, such Applicable Security or portion thereof will cease to be Outstanding and interest on such Applicable Security or portion thereof will cease to accrue, whether or not such Applicable Security or portion thereof is delivered to the Paying Agent. Thereafter, all other rights of the Holder shall terminate, other than the right to receive the Purchase Price or Change in Control Purchase Price upon delivery of such Applicable Security.

                  Section 3.12 Applicable Securities Purchased in Part. Any Applicable Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Applicable Security, without service charge, a new Applicable Security or Applicable Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Applicable Security so surrendered which is not purchased.

                  Section 3.13 Repayment to the Company. The Trustee and the Paying Agent shall promptly return to the Company any cash or shares of Common Stock that remain unclaimed as provided in paragraph 13 of the Applicable Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 6.3 of the Indenture), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.11 of this Supplemental Indenture exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Applicable Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, whether as a result of withdrawal or otherwise, then promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 6.3 of the Indenture).

                  Section 3.14 Termination of Right to Pay in Common Stock. Notwithstanding anything to the contrary in the Applicable Securities or the Indenture or otherwise, the Company in its sole discretion may elect to terminate at any time its right to pay in Common Stock, in whole or in part, with respect to any purchase, repurchase or redemption of any Applicable Security (or portion thereof) by providing a notice to the Trustee of such election.

                                   ARTICLE IV

                     SATISFACTION AND DISCHARGE OF INDENTURE

                  Section 4.1 Termination and Discharge of Company's Obligations Under the Indenture. With respect to the Applicable Securities, Section 4.1 of the Indenture shall be amended to read as follows:

                  "Section 4.1 Termination and Discharge of Company's Obligations Under the Indenture. When (i) the Company delivers to the Trustee all Outstanding Applicable Securities (other than Applicable Securities replaced pursuant to Section 3.6 of this Indenture) for cancellation or (ii) all Outstanding Applicable Securities have become due and payable and the Company or the Guarantor irrevocably deposits with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) or the Conversion Agent cash or, if expressly permitted by the terms of the Applicable Securities or the Indenture, Common Stock sufficient to pay all amounts due and owing on all Outstanding Applicable Securities (other than Applicable Securities replaced pursuant to Section 3.6 of this Indenture), and if in either case the Company or the Guarantor pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 6.8 of this Indenture, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company."

                                   ARTICLE V

                              DEFAULTS AND REMEDIES

                  Section 5.1 Defaults and Remedies. For purposes of the Applicable Securities, the following provisions of the Indenture shall be amended to read as follows:

                  (a) Section 5.1 of the Indenture shall be amended to read as follows:

                  "Section 5.1 Events of Default. An "Event of Default" occurs if:

                  (1) the Company defaults in payment of any interest when due under the Applicable Securities and such default continues for 30 days;

                  (2) the Company defaults in the payment of the principal amount at the Stated Maturity, Redemption Price, Purchase Price or Change in Control Purchase Price on any Applicable Security, in each case when the same becomes due and payable;

                  (3) the Company fails to comply with any of its agreements in the Applicable Securities, the Supplemental Indenture or this Indenture (other than those referred to in clauses (1) and (2) above) and the Company fails to cure (or obtain a waiver of) such failure for 60 days after receipt by the Company of a Notice of Default as set forth in the last paragraph of this Section 5.1;

                  (4) default by the Company or the Guarantor with respect to any Debt, whether such Debt now exists or is created later, which default results in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and the aggregate principal amount of such Debt so accelerated exceeds $50,000,000, and such acceleration has not been rescinded or annulled within a period of 10 days after receipt by the Company of a Notice of Default as set forth in the last paragraph of this Section 5.1; provided, however, that if any such default shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred;

                  (5) the Guarantee ceases to be in full force and effect or is declared null and void or the Guarantor denies that it has any further liability under the Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture) and such condition shall have continued for a period of 30 days after written notice of such failure requiring the Guarantor and the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of 25% in aggregate principal amount of the Applicable Securities then Outstanding;

                  (6) the Company or the Guarantor pursuant to or under or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case or proceeding;

                           (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                           (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

                           (D) makes a general assignment for the benefit of its creditors.

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or the Guarantor in an involuntary case or proceeding, or adjudicates the Company or the Guarantor insolvent or bankrupt;

                           (B) appoints a Custodian of the Company or the Guarantor or for all or substantially all of its respective property; or

                           (C) orders the winding up or liquidation of the Company or the Guarantor;

         and the order or decree remains unstayed and in effect for 90 days.

                  "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

                  "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (3) or clause (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Applicable Securities at the time Outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (3) or clause (4) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default"."

                  (b) Section 5.2 of the Indenture shall be amended to read as follows:

                  "Section 5.2 Acceleration; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 5.1(6) or (7) of this Indenture in respect of the Company or the Guarantor) occurs and is continuing, either the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Applicable Securities at the time Outstanding by notice to the Company and the Trustee, may declare the principal amount and all accrued and unpaid interest, if any, through the date of declaration on all the Applicable Securities to be immediately due and payable. Upon such a declaration, such principal amount, and such accrued and unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 5.1(6) or (7) of this Indenture occurs in respect of the Company or the Guarantor and is continuing, the principal amount, and accrued and unpaid interest, if any, on all the Applicable Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Applicable Securities at the time Outstanding, by notice to the Trustee (and without notice to any other Securityholder), may rescind any acceleration of the Applicable Securities and its consequences if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction and if all existing Events of Default have been cured or waived except nonpayment of the principal amount, and accrued and unpaid interest, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 6.8 of this Indenture have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto."

                  (c) Section 5.3 of the Indenture shall be amended to read as follows:

                  "Section 5.3 Collection Suit by Trustee. If an Event of Default described in Section 5.1(1) or (2) of this Indenture occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Applicable Securities and the amounts provided for in Section 6.8 of this Indenture."

                  (d)      Section 5.4 of the Indenture shall be amended to read

as follows:

                  "Section 5.4 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Applicable Securities or the property of the Company or of such other obligor or their creditors, to the extent permitted by applicable law, the Trustee (irrespective of whether the principal amount, interest, Redemption Price, Purchase Price or Change in Control Purchase Price shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of the principal, interest, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section
         6.8 of this Indenture) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.8 of this Indenture.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Applicable Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding."

                  (e) Section 5.7 of the Indenture shall be amended to read as follows:

                  "Section 5.7 Waiver of Past Defaults. Subject to Section 5.2 of this Indenture, the Holders of a majority in aggregate principal amount of the Applicable Securities at the time Outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except
(1) an Event of Default described in Section 5.1(1) or (2) of this Indenture,
(2) a Default in respect of a provision that under Section 8.2 of this Indenture cannot be amended without the consent of each Securityholder affected or (3) a Default which constitutes a failure to convert any Applicable Security in accordance with the terms of Article VIII of the Supplemental Indenture. When a Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 5.7 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act."

                  (f) Section 5.10 of the Indenture shall be amended to read as follows:

                  "Section 5.10 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture or the Supplemental Indenture, the right of any Holder to receive payment of the principal, interest, Redemption Price, Purchase Price or Change in Control Purchase Price in respect of the Applicable Securities held by such Holder, on or after the respective due dates expressed in the Applicable Securities or any Redemption Date, and to convert the Applicable Securities in accordance with Article VIII of the Supplemental Indenture, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder."

                  (g) Section 5.11 of the Indenture shall be amended to read as follows:

                  "Section 5.11 Priorities. If the Trustee collects any money pursuant to this Article V, it shall pay out the money in the following order:

                  FIRST: to the Trustee for amounts due under Section 6.8 of this Indenture;

                  SECOND: to Securityholders for amounts due and unpaid on the Applicable Securities for the principal, interest, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Applicable Securities; and

                  THIRD: the balance, if any, to the Company or, to the extent the Trustee has collected any amounts pursuant to the Guarantee from the Guarantor, to the Guarantor.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 5.11. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid."

                  (h)      The second proviso to the first sentence of Section
6.5 of the Indenture shall be deleted.

                  (i)      The words "Section 5.1(4) or Section 5.1(5)" in
Section 6.8(e) of the Indenture shall be replaced with "Section 5.1(6) or
Section 5.1(7)."

                  Section 5.2 Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 5.2 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.10 of the Indenture or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This
Section 5.2 shall be in lieu of Section 315(e) of the Trust Indenture Act and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

                                   ARTICLE VI

                             SUPPLEMENTAL INDENTURES

                  Section 6.1 Supplemental Indentures. For purposes of the Applicable Securities, the following provisions of the Indenture shall be amended to read as follows:

                  (a) Section 8.1 of the Indenture shall be amended to read as follows:

                  "Section 8.1 Without Consent of Holders. Without the consent of any Securityholder, the Company and the Guarantor may, and the Trustee shall, at the Company's request, at any time and from time to time, enter into one or more amendments, supplements or modifications hereto or to the Applicable Securities, for any of the following purposes:

                  (1) to cure any ambiguity, omission, defect or inconsistency in the Applicable Securities or this Indenture;

                  (2) to evidence a successor to the Company or the Guarantor, and the assumption by that successor of the Company's or the Guarantor's obligations under the Indenture, the Applicable Securities or the Guarantee, as applicable, or otherwise to comply with Article VII of this Indenture or Section 8.14 or Section 9.8 of the Supplemental Indenture;

                  (3) to secure the Company's obligations under the Applicable Securities and this Indenture;

                  (4)      to add any additional Events of Default;

                  (5)      to increase the Conversion Rate;

                  (6) to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred upon the Company;

                  (7) to make any change to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the Commission;

                  (8) to make any change that does not materially adversely affect the rights of any Holders (it being understood that any amendment described in clause (1) above made solely to conform this Indenture to the final prospectus supplement provided to investors in connection with the initial offering of the Applicable Securities will be deemed not to materially adversely affect the rights or interests of Holders);

                  (9) to add or change any provisions to such extent as is necessary to permit or facilitate the issuance and trading of global securities;

                  (10) to evidence and provide for the acceptance of the appointment under this Indenture of separate or successor Trustees;

                  (11) to make any change that would provide any additional rights or benefits to Securityholders; or

                  (12) to modify the restrictions on, and procedures for, resale and other transfers of the Applicable Securities or the shares of Common Stock issuable upon conversion of the Applicable Securities pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally."

                  (b) Section 8.2 of the Indenture shall be amended to read as follows:

                  "Section 8.2 With Consent of Holders. With the written consent of the Securityholders of at least a majority in aggregate principal amount of the Applicable Securities at the time Outstanding, the Company and the Guarantor may, and the Trustee shall, at the Company's request, at any time and from time to time, enter into one or more amendments, supplements or modifications hereto or to the Applicable Securities.

However, without the consent of each Securityholder affected, no such amendment, supplement or modification shall:

                  (1) reduce the percentage in principal amount of Applicable Securities whose Holders must consent to an amendment or modification of this Indenture, waiver of compliance with certain provisions of this Indenture or waiver of Defaults;

                  (2) alter the rate or manner of calculation of interest referred to in Section 3.7 of this Indenture and paragraph 1 of the Applicable Securities or alter the time of payment of interest on any Applicable Security;

                  (3) reduce the principal amount with respect to any Applicable Security, or change the Stated Maturity of any Applicable Security;

                  (4) reduce the Redemption Price, Purchase Price or Change in Control Purchase Price of any Applicable Security;

                  (5) make any Applicable Security payable in money or securities other than as stated in the Applicable Security;

                  (6)      make any change to this Section 8.2;

                  (7) make any change that adversely affects the right of a Securityholder to convert any Applicable Security;

                  (8) make any change that adversely affects the right of a Securityholder to require the Company to purchase the Applicable Securities in accordance with the terms thereof and of this Indenture;

                  (9) impair the right to institute suit for the enforcement of any payment with respect to the Applicable Securities or under the Guarantee of the Guarantor, or with respect to the conversion of the Applicable Securities; or

                  (10) release the Guarantor from any of its obligations under its Guarantee other than in accordance with the terms of this Indenture.

                  It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section 8.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment."

                  (c) Section 8.5 of the Indenture shall be amended to read as follows:

                  "Section 8.5 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Applicable Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby."

                                  ARTICLE VII

                                   COVENANTS

                  Section 7.1 Payment of Applicable Securities. With respect to the Applicable Securities, Section 9.1 of the Indenture shall be amended to read as follows:

                  "Section 9.1 Payment of Applicable Securities. The Company shall promptly make all payments in respect of the Applicable Securities on the dates and in the manner provided in the Applicable Securities or pursuant to this Supplemental Indenture. Any amounts or Common Stock to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 11:30 a.m., New York City time on the payment date, by the Company. Principal, interest, Redemption Price, Purchase Price and Change in Control Purchase Price shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Change in Control Purchase Price, on the Business Day following the applicable Purchase Date or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

                  The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Applicable Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand."

                  Section 7.2 Maintenance of Office or Agency. With respect to the Applicable Securities, Section 9.2 of the Indenture shall be amended to read as follows:

                  "Section 9.2 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Applicable Securities may be presented or surrendered for payment, where Applicable Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Applicable Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 1.5 of this Indenture.

                  The Company may also from time to time designate one or more other offices or agencies where the Applicable Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes."

                  Section 7.3 Money for Securities to Be Held in Trust; Unclaimed Moneys. For purposes of the Applicable Securities, Section 9.3 of the Indenture shall be amended to read as follows:

                  "Section 9.3 Moneys for Securities To Be Held in Trust; Unclaimed Moneys. The Company shall maintain an office or agency where Applicable Securities may be presented for purchase or payment ("Paying Agent"). The Company may have one or more additional paying agents. The Company shall enter into an appropriate agency agreement with any Paying Agent that is not also the Trustee. The agreement shall implement the provisions of the Indenture and this Supplemental Indenture that relate to such Paying Agent. The Company shall notify the Trustee of the name and address of any such Paying Agent. If the Company fails to maintain a Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.8 of this Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent.

                  The Company shall require each Paying Agent (that is not also the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and Common Stock held by such Paying Agent for the making of payments in respect of the Applicable Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and

Common Stock disbursed by it. Upon doing so, such Paying Agent shall have no further liability for such money or Common Stock.

                  The Trustee, the Paying Agent and the Conversion Agent shall return to the Company, or to the extent the Trustee collects any amount pursuant to the Guarantee from the Guarantor, to the Guarantor upon written request any money or securities held by them for the payment of any amount with respect to the Applicable Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company or the Guarantor, as the case may be, Holders entitled to the money or securities must look to the Company or the Guarantor for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee, the Paying Agent and the Conversion Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof."

                  Section 7.4 Covenant to Comply with Applicable Securities Laws upon Purchase of Applicable Securities. In connection with any offer to purchase or purchase of Applicable Securities under Section 3.8 or 3.9 of this Supplemental Indenture (provided that such offer or purchase constitutes an "Issuer Tender Offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Securities Exchange Act of 1934, as amended, at the time of such offer or purchase), the Company shall to the extent applicable (i) comply with Rule 13e-4 and Rule 14e-1 under the Securities Exchange Act of 1934, as amended, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Securities Exchange Act of 1934, as amended, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.8 and 3.9 of this Supplemental Indenture to be exercised in the time and in the manner specified in Sections 3.8 and 3.9 of this Supplemental Indenture.

                  Section 7.5 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture or this Supplemental Indenture.

                                  ARTICLE VIII

                                   CONVERSION

                  Section 8.1 Conversion Privilege. A Holder of an Applicable Security may convert such Applicable Security into Common Stock at any time during the periods and subject to the conditions stated in paragraph 8 of the Applicable Securities, subject to the provisions of this Article VIII. The number of shares of Common Stock issuable upon conversion of an Applicable Security per $1,000 of principal amount thereof (the "Conversion Rate") shall be determined in accordance with the provisions of paragraph 8 of the Applicable Securities. The initial number of shares of Common Stock issuable upon conversion of an Applicable Security per $1,000 of principal amount thereof shall equal 45.3515, subject to adjustment.

                  A Holder may convert a portion of the principal amount of an Applicable Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Supplemental Indenture that apply to conversion of all of an Applicable Security also apply to conversion of a portion of an Applicable Security.

                  The Trustee (or other Conversion Agent appointed by the Company) shall, on behalf of the Company, determine on a daily basis whether the Applicable Securities shall be convertible as a result of the occurrence of an event specified in paragraph 8 of the Applicable Securities and, if the Applicable Securities shall be convertible, the Trustee (or other Conversion Agent appointed by the Company) shall promptly deliver to the Company and the Trustee (if the Trustee is not the Conversion Agent) written notice thereof. Whenever the Applicable Securities shall become convertible pursuant to the foregoing condition, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall promptly notify the Holders of the event triggering such convertibility in the manner provided under the Indenture, and the Company shall use its reasonable best efforts to publish such information on the Company's website and publicly announce such information through Dow Jones & Company, Inc. or Bloomberg Business News. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

                  Section 8.2 Conversion Procedure. To convert an Applicable Security, a Holder must satisfy the requirements in paragraph 8 of the Applicable Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date").

                  Subject to and in accordance with Section 8.20 of this Supplemental Indenture, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 8.3 of this Supplemental Indenture. The Company shall determine the number of shares and the amounts of cash (including with respect to any fractional share) determined as described in Section 8.3 and 8.20 of this Supplemental Indenture and shall set forth such information in an Officers' Certificate delivered to the Conversion Agent. The Conversion Agent shall have no duties under this paragraph unless and until it has received such certificate.

                  The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of an Applicable Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Applicable Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of an Applicable Security, such Person shall no longer be a Holder of such Applicable Security.

                  Holders may surrender an Applicable Security for conversion by means of a book-entry delivery in accordance with paragraph 8 of the Applicable Security and the Applicable Procedures of the Depositary.

                  No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article VIII. On conversion of an Applicable Security, that portion of accrued and unpaid interest, if any, attributable to the period from the Issue Date of the Applicable Security through the Conversion Date with respect to the converted Applicable Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock or cash, or combination thereof (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Applicable Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment including cash in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for the accrued and unpaid interest through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Applicable Security being converted pursuant to the provisions hereof.

                  If the Holder converts more than one Applicable Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of the Applicable Securities converted.

                  Subject to the provisions of this Article VIII and paragraph 8 of the Applicable Securities, an Applicable Security surrendered for conversion based on (a) the Common Stock price (in accordance with paragraph 8(a) of the Applicable Securities), may be surrendered for conversion after March 31, 2004 until the close of business on February 10, 2024, (b) the Applicable Security being called for redemption (in accordance with paragraph 8(c) of the Applicable Securities), may be surrendered for conversion at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date, even if it is not otherwise convertible at such time, and (c) the occurrence of certain corporate transactions (in accordance with paragraph 8(e) of the Applicable Security) may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until 15 days after the actual date of such transaction, and if such day is not a Business Day, the next occurring Business Day following such day.

                  Upon surrender of an Applicable Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Applicable Security in an authorized denomination equal in principal amount to the unconverted portion of the Applicable Security surrendered.

                  Securityholders of Applicable Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date will receive the semiannual interest payable on such Applicable Securities on the corresponding Interest Payment Date notwithstanding the conversion at any time after the close of business on such Regular Record Date. Applicable Securities surrendered for conversion by a Securityholder during the period from the close of business on any Regular Record Date to the opening of business on the next Interest Payment Date, except for Applicable Securities to be redeemed within this period, must be accompanied by payment of an amount equal to the interest that is to be paid on such Interest Payment Date on the Applicable Securities so converted.

                  Section 8.3 Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of an Applicable Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the per share Sale Price of the Common Stock, on the last Trading Day prior to the Conversion Date, by the fractional amount and rounding the product to the nearest whole cent.

                  Section 8.4 Taxes on Conversion. If a Holder converts an Applicable Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude the Company from any tax withholding or directing the withholding of any tax required by law or regulations.

                  Section 8.5 Company to Provide Stock. The Company shall, prior to issuance of any Applicable Securities under this Article VIII, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Applicable Securities.

                  All shares of Common Stock delivered upon conversion of the Applicable Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Company.

                  The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Applicable Securities, if any, and will list or cause to have quoted such shares of Common Stock on the New York Stock Exchange or, if shares of Common Stock are then not listed on the New York Stock Exchange, on such other United States securities exchange or United States over-the-counter market on which the Common Stock is then principally listed or quoted.

                  Section 8.6 Adjustment for Change in Capital Stock. Except as set forth in Section 8.14 of this Supplemental Indenture, if, after the Issue Date of the Applicable Securities, the Company:

                  (a) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (b) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (c) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock);

                  (d) combines its outstanding shares of Common Stock into a smaller number of shares; or

                  (e) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of an Applicable Security thereafter converted may receive the number of shares or other units of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Applicable Security immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  Section 8.7 Adjustment for Rights Issue. Except as set forth in Sections 8.14 and 8.19 of this Supplemental Indenture, if after the Issue Date of the Applicable Securities, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Sale Price of the Common Stock as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula below; provided that if such rights are exercisable only upon the occurrence of a triggering event, then the Conversion Rate will not be adjusted until such triggering event occurs:

                                       R (O + N)
                           R' = -------------------------
                                    O + [(N x P)/M]

                  where:

                  R'  =  the adjusted Conversion Rate.

                  R  =  the current Conversion Rate.

                  O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 8.7 is being applied.

                  N = the number of additional shares of Common Stock offered pursuant to the distribution.

                  P = the offering price per share of the additional shares.

                  M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 8.6(c) of this Supplemental Indenture applies or
(ii) a distribution to which Section 8.8 of this Supplemental Indenture applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 8.7 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 8.7 applies, the fair market value (on the record date for the distribution to which this Section 8.7 applies) of:

                  (1) the Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 8.6(c) distribution and

                  (2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section
         8.8 distribution.

                  The Board of Directors shall determine fair market values for the purposes of this Section 8.7.

                  The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 8.7 applies. If any shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire (or to the extent such rights, warrants or options are redeemed by the Company, or otherwise cease to be convertible into, to be exchangeable for or to carry any such right to purchase shares), then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

                  No adjustment shall be made under this Section 8.7 if the application of the formula stated above in this Section 8.7 would result in a value of R' that is equal to or less than the value of R.

                  Section 8.8 Adjustment for Other Distributions.

                  (a) If, after the Issue Date of the Applicable Securities, the Company distributes to all holders of its Common Stock any cash, assets (excluding any Capital Stock of a Subsidiary or business unit) or evidence of indebtedness but excluding any dividends and distributions referred to in Sections 8.6 and 8.7 of this Supplemental Indenture, the Conversion Rate shall be adjusted in accordance with the formula:

                                          R x M
                                    R' = --------
                                          M - F
                  where:

                  R'  =  the adjusted Conversion Rate.

                  R  =  the current Conversion Rate.

                  M = the Average Sale Price, minus, in the case of a distribution to which Section 8.6(c) of this Supplemental Indenture applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 8.8 of this Supplemental Indenture applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 8.8 applies, the fair market value (on the record date for the distribution to which this Section 8.8 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 8.6(c) distribution.

                  F = the fair market value (on the record date for the distribution to which this Section 8.8 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 8.8 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

                  (b) If, after the Issue Date of the Applicable Securities, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted in accordance with the formula:

                               R' = R x (1 + F/M)

                  where:

                  R' = the adjusted Conversion Rate.

                  R = the current Conversion Rate.

                  M = the average of the Sale Prices of the Common Stock for the ten (10) trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or market on which such securities are then listed or quoted (the "Ex-Dividend Date").

                  F = the fair market value of the securities distributed in respect of each share of Common Stock for which this Section 8.8(b) applies shall mean the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Sale Prices of those securities distributed for the ten (10) trading days commencing on and including the fifth trading day after the Ex-Dividend Date.

                  (c) In the case of a tender or exchange offer (but not including any purchases pursuant to a stock buy-back program) made by the Company or any Subsidiary for all or any portion of the Common Stock (excluding any transactions solely involving odd lots of shares of Common Stock) that has expired and such tender or exchange offer (as amended upon the expiration thereof) requires the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the Expiration Time exceeds the Sale Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the Conversion Rate shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction:

                  (1) the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Sale Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, and

                  (2) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares (including Purchased Shares)) at the Expiration Time multiplied by the Sale Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. "Expiration Time" with respect to a tender offer or exchange offer, means the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer. Notwithstanding the foregoing, if the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

                  (d)      For purposes of this Section 8.8:

                  (1) the Board of Directors shall determine fair market values for the purposes of this Section 8.8;

                  (2) the adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 8.8 applies; and

                  (3) in the event that, with respect to any distribution to which this Section 8.8 otherwise applies, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is greater than "M", then the adjustment provided by this Section 8.8 shall not be made and in lieu thereof the provisions of the last paragraph of Section 8.14 of this Supplemental Indenture shall apply to such distribution.

                  Section 8.9 When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment and all adjustments that are made and carried forward shall be taken in the aggregate in order to determine if the 1% threshold is met.

                  All calculations under this Article VIII shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

                  Section 8.10 When No Adjustment Required. For the avoidance of doubt, the Conversion Rate shall only be subject to adjustment for the circumstances and in the manner set forth in Sections 8.6, 8.7, 8.8 and 8.12 of this Supplemental Indenture and for no other event or circumstance.

                  No adjustment need be made for a transaction referred to in
Section 8.6, 8.7, 8.8 or 8.14 of this Supplemental Indenture if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Securityholders may include participation upon conversion provided that an adjustment shall be made at such time as the Securityholders are no longer entitled to participate.

                  No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

                  No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  To the extent the Applicable Securities become convertible pursuant to this Article VIII into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  No adjustment will be made pursuant to this Article VIII that would result, through the application of two or more provisions hereof, in the duplication of any adjustment.

                  Section 8.11 Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Upon receipt by it of such notice, and at the written request of the Company, the Conversion Agent will promptly mail such notice to Securityholders at the Company's expense. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

                  Section 8.12 Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall file with the Trustee and the Conversion Agent a notice of the increase, and the Conversion Agent will mail such notice to the Securityholders, at the Company's expense. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

                  A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 8.6, 8.7 or 8.8 of this Supplemental Indenture.

                  Section 8.13 Notice of Certain Transactions. If:

                  (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 8.6, 8.7 or 8.8 of this Supplemental Indenture (unless no adjustment is to occur pursuant to Section 8.9 or 8.10 of this Supplemental Indenture); or

                  (b) the Company takes any action that would require a supplemental indenture pursuant to Section 8.14 of this Supplemental Indenture; or

                  (c)      there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

                  Section 8.14 Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Section 7.1 of the Indenture (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash, property or other assets of the Company or any other Person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the Person, if other than the Company, obligated to deliver securities, cash or other assets upon conversion of Applicable Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Applicable Securities is an Affiliate of the successor company, that issuer shall join in the supplemental indenture.

                  The supplemental indenture shall provide that the Holder's right to convert its Applicable Security into Common Stock shall be changed into a right to convert such Applicable Security into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Applicable Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article VIII. The successor company shall mail to Applicable Securityholders a notice briefly describing the supplemental indenture.

                  If this Section applies, neither Section 8.6 nor 8.7 of this Supplemental Indenture applies.

                  If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that but for the provisions of the last paragraph of Section 8.8 of this Supplemental Indenture would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of
Section 8.8 of this Supplemental Indenture, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of an Applicable Security that converts such Applicable Security in accordance with the provisions of this Supplemental Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Applicable Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Applicable Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

                  Section 8.15 Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 8.3, 8.6, 8.7, 8.8, 8.9, 8.10 or 8.14 of this Supplemental Indenture is conclusive.

                  Section 8.16 Trustee's Adjustment Disclaimer. Except as provided in last paragraph of Section 8.1 of this Supplemental Indenture, the Trustee has no duty to determine when an adjustment under this Article VIII should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 8.14 of this Supplemental Indenture need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Applicable Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article VIII. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 8.16 as the Trustee.

                  Section 8.17 Simultaneous Adjustments. In the event that this
Article VIII requires adjustments to the Conversion Rate under more than one of
Section 8.6, 8.7 or 8.8 of this Supplemental Indenture, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of
Section 8.6 of this Supplemental Indenture, second, the provisions of Section
8.8 of this Supplemental Indenture and, third, the provisions of Section 8.7 of this Supplemental Indenture.

                  Section 8.18 Successive Adjustments. After an adjustment to the Conversion Rate under this Article VIII, any subsequent event requiring an adjustment under this Article VIII shall cause an adjustment to the Conversion Rate as so adjusted.

                  Section 8.19 Rights Issued in Respect of Common Stock Issued upon Conversion. Each share of Common Stock issued upon conversion of Applicable Securities pursuant to this Article VIII shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, that all shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"), whether or not such rights have separated from the Common Stock at the time of such conversion. Provided that such Rights Agreement requires that each share of Common Stock issued by the Company (including those that might be issued upon conversion of Applicable Securities) at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in the Applicable Securities or this Article VIII, there shall not be any adjustment to the conversion privilege or Conversion Rate or any other term or provision of the Applicable Securities as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights. Notwithstanding anything to the contrary herein, nothing in this provision is intended to confer on the Common Stock issuable upon conversion of Applicable Securities any right that is different than the rights to which all shares of Common Stock of the Company are entitled to receive.

                  Section 8.20 Company's Right to Elect to Pay Cash or Common Stock. In lieu of delivery of Common Stock upon notice of conversion of any Applicable Securities (for all or any portion of the Applicable Securities), the Company may elect to pay Holders surrendering Applicable Securities an amount in cash for each $1,000 principal amount equal to the average of the Sale Price of Common Stock for the five consecutive trading days immediately following either
(a) the date of notice of election to deliver cash as described below if the Company has not given notice of redemption pursuant to Section 3.3 of this Supplemental Indenture, or (b) the conversion date if the Company has given notice of redemption specifying that the Company intends to deliver cash upon conversion, in either case such average Sales Price multiplied by the Conversion Rate in effect on that date. The Company will inform the Holders through the Trustee no later than two Business Days following the date it receives a conversion notice as set forth in paragraph 8(f) of the Applicable Securities, of the Company's election to deliver shares of Common Stock or to pay cash in lieu of delivery of Common Stock, unless the Company has already informed Holders of its election in connection with its optional redemption of the Applicable Securities pursuant to Section 3.1 of this Supplemental Indenture. If the Company elects to deliver all of such payment in Common Stock, the Common Stock will be delivered by the Company through the Conversion Agent no later than the fifth Business Day following the Conversion Date. If the Company elects to pay all or a portion of such payment in cash, the payment, including any delivery of Common Stock, will be made to Holders surrendering Applicable Securities no later than the tenth Business Day following the applicable Conversion Date. If an Event of Default (other than a default in a cash payment upon conversion of the Applicable Securities) has occurred and is continuing, the Company may not pay cash upon conversion of any Applicable Security or portion of an Applicable Security (other than cash for fractional shares).

                                   ARTICLE IX

                                    GUARANTEE

                  Section 9.1 Guarantee. The Guarantor hereby unconditionally guarantees, on an unsecured basis, to each Holder of an Applicable Security authenticated and delivered by the Trustee in accordance with the terms hereof, and to the Trustee on behalf of such Holder, (i) (x) the due and punctual payment of the principal of, and interest on, such Applicable Security, when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, redemption or otherwise, (y) the due and punctual payment of interest on the overdue principal and interest, if any, on such Applicable Security, to the extent lawful, and (z) the faithful performance of all other obligations of the Company to the Holders or the Trustee under such Applicable Security, the Indenture and this Supplemental Indenture and (ii) in case of any extension of time of payment or renewal of any Applicable Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

                  The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of (to the extent permitted by law) the validity, regularity or enforceability of the Applicable Securities, the Indenture or this Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor.

                  The Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee shall not be discharged as to any Applicable Security except by complete performance of the obligations contained in such Applicable Security, the Indenture and this Supplemental Indenture and the Guarantee (to the extent that any obligations under the Indenture or this Supplemental Indenture and the Guarantee relate to and are outstanding with respect to such Applicable Security). The Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection.

                  The Guarantor hereby agrees that, in the event of a default in payment of principal or interest on such Applicable Security, whether at its Stated Maturity, by acceleration, redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Applicable Security, subject to the terms and conditions set forth in the Indenture and this Supplemental Indenture, directly against the Guarantor to enforce the Guarantee without first proceeding against the Company. The Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Applicable Securities, to collect interest on the Applicable Securities, or to enforce or exercise any other right or remedy with respect to the Applicable Securities, the Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                  The Guarantor hereby agrees to pay any and all costs and expenses incurred by the Trustee or the Holders in enforcing their respective rights under the Guarantee.

                  The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets.

                  Section 9.2 Severability. In case any provision of the Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 9.3 Limitation of Guarantor's Liability. Any term or provision of the Indenture or this Supplemental Indenture notwithstanding, the Guarantee shall not exceed the maximum amount that can be guaranteed by the Guarantor without rendering the Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  Section 9.4 Subrogation. The Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of Section 9.1 of this Supplemental Indenture; provided, however, that, if an Event of Default has occurred and is continuing, the Guarantor shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under the Indenture or this Supplemental Indenture or the Applicable Securities shall have been paid in full.

                  Section 9.5 Reinstatement. The Guarantor hereby agrees that the Guarantee provided for in Section 9.1 shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, made by or on behalf of the Company or the Guarantor in respect of any of the obligations under the Applicable Securities, the Indenture or this Supplemental Indenture is rescinded or must otherwise be restored or returned by any Holder or the Trustee for any reason whatsoever, whether upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for the Company or any substantial part of its properties, or otherwise, all as though such payment had not been made.

                  Section 9.6 Benefits Acknowledged. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

                  Section 9.7 Authentication Required. The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the

Applicable Securities shall have been executed by the Trustee under the Indenture and this Supplemental Indenture by the manual signature of one of its authorized signatories.

                  Section 9.8 Merger or Consolidation of Guarantor. The Guarantor shall not consolidate with or merge into any Person or sell, convey, or transfer its properties and assets substantially as an entirety to another Person unless the surviving Person assumes the obligation of the Guarantor and the surviving Person is organized and existing under the laws of the United States or any State thereof. In the event of the assumption by a successor Person of the obligations of the Guarantor as provided in the immediately preceding sentence, such successor Person shall succeed to and be substituted for the Guarantor hereunder and under the Guarantee and all obligations of the Guarantor under the Indenture, this Indenture Supplement and the Guarantee shall terminate.

                  Section 9.9 Release of the Guarantor. Concurrently with the discharge of the Applicable Securities under Section 4.1 of this Supplemental Indenture, the Guarantor shall be released from its obligations under the Guarantee.

                                   ARTICLE X

                                  MISCELLANEOUS

                  Section 10.1 Trust Indenture Act Controls. This Supplemental Indenture is subject to the Trust Indenture Act and if any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required by the Trust Indenture Act to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified, or to be excluded, as the case may be, whether or not such provision of this Supplemental Indenture refers expressly to such provision of the Trust Indenture Act.

                  Section 10.2 Communication by Holders with Other Holders. Securityholders may communicate pursuant to Trust Indenture Act Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Applicable Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of Trust Indenture Act Section 312(c).

                  Section 10.3 Rules by Paying Agent, Conversion Agent and Registrar. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

                  Section 10.4 Calculations. The calculation of the Purchase Price, Change in Control Purchase Price, Conversion Rate, Market Price, Sale Price of the Common Stock and each other calculation to be made hereunder shall be the obligation of the Company. All such calculations made by the Company shall be final and binding on the Company and the Holders absent manifest error. The Trustee, Paying Agent and Conversion Agent shall not be obligated to recalculate, recompute or confirm any such calculations.

                  Section 10.5 Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE APPLICABLE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                  Section 10.6 Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One originally signed copy is enough to prove this Supplemental Indenture.

                  Section 10.7 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or in the Applicable Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

                  Section 10.8 Confirmation of Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture No. 2004-1, is in all respects hereby adopted, ratified and confirmed.

                  Section 10.9 Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

                                            AMR CORPORATION

                                            By: /s/ James A. Beer
                                                --------------------------
                                                Name:  James A. Beer
                                                Title: Senior Vice President and
                                                       Chief Financial Officer

[Seal]
Attest:

/s/ Charles D. MarLett
------------------------------
Title:  Corporate Secretary

                                            AMERICAN AIRLINES, INC.

                                            By: /s/  Beverly K. Goulet
                                                --------------------------------
                                                Name:  Beverly K. Goulet
                                                Title: Vice President, Corporate
                                                       Development and Treasurer

[Seal]
Attest:

Chalres D. MarLett
------------------------------
Title: Corporate Secretary

                                            WILMINGTON TRUST COMPANY

                                            By: /s/ Roseline K. Maney
                                                --------------------------------
                                                Name:  Roseline K. Maney
                                                Title: Vice President

[Seal]
Attest:

/s/  Mary Kay Pupillo
---------------------------------
Title:  Assistant Vice President

                                  EXHIBIT A-1

                          [FORM OF APPLICABLE SECURITY]

                  ANY PERSON ACQUIRING OR ACCEPTING A SECURITY OR AN INTEREST THEREIN WILL, BY SUCH ACQUISITION OR ACCEPTANCE, BE DEEMED TO REPRESENT AND WARRANT TO THE COMPANY AND THE TRUSTEE THAT EITHER: (I) NO ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR OF AN EMPLOYEE BENEFIT PLAN OR AN INDIVIDUAL RETIREMENT ACCOUNT SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL OR CHURCH PLAN, OR ANY TRUST ESTABLISHED UNDER SUCH PLAN OR ACCOUNT, HAVE BEEN USED TO PURCHASE A SECURITY OR AN INTEREST THEREIN, OR (II) THE PURCHASE AND HOLDING OF SECURITIES OR INTERESTS THEREIN BY SUCH PERSON IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR ANY PROVISIONS OF STATE OR FEDERAL LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.

                  [FOR SO LONG AS THIS SECURITY IS A GLOBAL SECURITY DEPOSITED WITH OR ON BEHALF OF THE DEPOSITORY TRUST COMPANY, IT SHALL BEAR THE FOLLOWING LEGEND:]

                  UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF DTC OR TO A

                                     A-1-1

SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THIS GLOBAL SECURITY.

                                     A-1-2

                                 AMR CORPORATION
                      4.5% Senior Convertible Note due 2024

No. A-1                                            Principal Amount $323,500,000
Issue Date: February 13, 2004                                  CUSIP: 001765 BB1

                  AMR CORPORATION, a Delaware corporation (the "Company"), promises to pay to Cede & Co. or registered assigns the principal sum of THREE HUNDRED TWENTY THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($323,500,000) on February 15, 2024.

                  Interest Payment Dates:  February 15 and August 15

                  Regular Record Dates:  February 1 and August 1

                  This Security is convertible as specified in the additional provisions of this Security set forth below.

                  Additional provisions of this Security are as set forth below.

1.       Interest.

                  The Company promises to pay interest on the principal amount of this Security at the rate per annum of 4.5% from the Issue Date, or from the most recent date to which interest has been paid or provided for. During such period, the Company will pay interest semiannually in arrears on February 15 and August 15 of each year, commencing on August 15, 2004 (each an "Interest Payment Date"), to Holders of record at the close of business on each February 1 and August 1 (whether or not a Business Day) (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  If the principal amount hereof or any portion of such principal amount is not paid when due (whether upon acceleration pursuant to Section 5.2 of the Applicable Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security) or if interest due hereon or any portion of such interest is not paid when due in accordance with paragraph 5 or 10 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 4.5% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest

                                     A-1-3
thereon, has been made or duly provided for. All such interest shall be payable on demand.

2.       Method of Payment.

                  Subject to the terms and conditions of the Applicable Indenture, the Company will make payments in respect of Redemption Price, Purchase Price and Change in Control Purchase Price and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money or by wire transfer.

3.       Paying Agent, Conversion Agent and Registrar.

                  Initially, Wilmington Trust Company, a Delaware banking corporation (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.       Indenture.

                  The Company issued and the Guarantor has guaranteed the Securities pursuant to an Indenture, dated as of February 1, 2004 (the "Indenture"), between the Company and the Trustee, as supplemented by Supplemental Indenture No. 2004-1, dated as of February 13, 2004 (the "Supplemental Indenture" and the Indenture, as supplemented by the Supplemental Indenture, the "Applicable Indenture"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Applicable Indenture. The terms of the Securities include those stated in the Applicable Indenture and those made part of the Applicable Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Securityholders are referred to the Applicable Indenture and the Trust Indenture Act for a statement of those terms.

                  The Securities and the Guarantee are general unsecured and unsubordinated obligations of the Company and the Guarantor, respectively, limited to $323,500,000 aggregate principal amount (subject to Section 3.6 of the Applicable Indenture). The Applicable Indenture does not limit other indebtedness of the Company or the Guarantor secured or unsecured.

                                     A-1-4

5.       Redemption at the Option of the Company.

                  No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company in accordance with the Applicable Indenture at a price equal to the principal amount of the Securities (the "Redemption Price") together with accrued and unpaid interest, if any, provided that the Securities are not redeemable prior to February 15, 2009.

6.       Purchase by the Company at the Option of the Holder.

                  Subject to the terms and conditions of the Applicable Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on each of the following dates:
February 15, 2009, February 15, 2014 and February 15, 2019 (each a "Purchase Date") at a price equal to the principal amount of the Securities plus accrued and unpaid interest, if any, to, but excluding, the Purchase Date (the "Purchase Price"), upon delivery of a Purchase Notice containing the information set forth in the Applicable Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the second Business Day immediately preceding such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Applicable Indenture.

                  The Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof in accordance with the Applicable Indenture. If the Company elects to pay any portion of the Purchase Price in its Common Stock, the Company shall issue a number of shares of its Common Stock equal to such portion of the Purchase Price to be paid in Common Stock divided by the Market Price of a share of Common Stock.

                  At the option of the Holder and subject to the terms and conditions of the Applicable Indenture, the Company shall become obligated to purchase the Securities held by such Holder on a date selected by the Company no later than 30 Business Days after the occurrence of a Change in Control for a Change in Control Purchase Price equal to the principal amount of the Securities plus accrued and unpaid interest, if any, to but not including the Change in Control Purchase Date.

                  The Change in Control Purchase Price may be paid (at the option of the Company) in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof in accordance with the Applicable Indenture. If the Company elects to pay any portion of the Change in Control Purchase Price in its Common Stock, the Company shall issue a number of shares of its Common Stock equal

                                     A-1-5
to such portion of the Change in Control Purchase Price to be paid in Common Stock divided by 97-1/2% of the Market Price of a share of Common Stock.

                  A third party may make the offer and purchase of the Securities in lieu of the Company in accordance with the Applicable Indenture.

                  Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Applicable Indenture.

                  If cash (and/or Common Stock if permitted under the Applicable Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, interest shall cease to accrue on such Securities (or portions thereof) at the close of business on such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, if any, upon surrender of such Security).

7.       Notice of Redemption.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, and accrued and unpaid interest, if any, with respect to all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on such Redemption Date, interest shall cease to accrue on such Securities or portions thereof. Securities in principal denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal.

8.       Conversion.

         (a) Conversion Based on Common Stock Price. Subject to the provisions of this paragraph 8 and the Applicable Indenture but notwithstanding the fact that any other condition to conversion in paragraph 8(b), (c), (d) or
(e) has not been satisfied, Holders may surrender the Securities for conversion into Common Stock on a Conversion Date in any calendar quarter commencing after March 31, 2004, if the Sale Price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 120% of the Conversion Price per share of Common Stock on the last trading day of such preceding calendar

                                     A-1-6
quarter. If the foregoing condition is satisfied, then the Securities will be convertible at any time thereafter by the Holder, through the maturity of the Securities.

         (b) Conversion Based on Trading Price of the Securities. Subject to the provisions of this paragraph 8 and the Applicable Indenture but notwithstanding the fact that any other condition to conversion in paragraph 8(a), (c), (d) or (e) has not been satisfied, the Securities may be surrendered for conversion prior to maturity at any time during the five Business Day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the Securities for that five trading-day period was less than 98% of the product of the Sale Price for the Common Stock and the Conversion Rate.

                  If on the date of any conversion pursuant to this paragraph 8(b), the Sale Price of the Common Stock is greater than the Conversion Price, then Securityholders will receive, in lieu of Common Stock based on the Conversion Price, cash or Common Stock or a combination of cash and Common Stock, at the Company's option, with a value equal to the principal amount of such Securities, plus the accrued and unpaid interest, if any, as of the Conversion Date ("Principal Value Conversion"). The Company will notify Securityholders that surrender their Securities for conversion, if it is a Principal Value Conversion, by the second trading day following the date of conversion, whether the Company will pay them all or a portion of the principal amount of such Securities, plus accrued and unpaid interest, if any, in cash, Common Stock or a combination of cash and Common Stock, and in what percentage. Any Common Stock delivered upon a Principal Value Conversion will be valued at the greater of the Conversion Price on the Conversion Date and the applicable stock price as of the Conversion Date. The Company will pay such Securityholders any portion of the principal amount of such Securities, plus accrued and unpaid interest, if any, to be paid in cash and deliver Common Stock with respect to any portion of the principal amount of such Securities, plus accrued and unpaid interest, if any, to be paid in Common Stock no later than the third Business Day following the determination of the applicable stock price.

                  The "applicable stock price" means, in respect of a date of determination, the average of the Sale Price per share of Common Stock over the five-trading day period starting the third trading day following such date of determination.

                  The "trading price" of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Trustee for $5 million principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid

                                     A-1-7
shall be used. If the Trustee cannot reasonably obtain at least one bid for $5 million principal amount of the Securities from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Sale Price of the Common Stock and the Conversion Rate.

                  In connection with any conversion upon satisfaction of the above trading pricing condition, the Trustee shall have no obligation to determine the trading price of the Securities unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder of the Securities provides the Company with reasonable evidence that the trading price per $1,000 principal amount of Securities would be less than 98% of the product of the Sale Price of its Common Stock and the Conversion Rate. At such time, the Company shall instruct the Trustee to determine the trading price of the Securities beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of the Securities is greater than 98% of the product of the Sale Price of the Company's Common Stock and the Conversion Rate.

         (c) Conversion upon Redemption. Subject to the provisions of this paragraph 8 and the Applicable Indenture but notwithstanding the fact that any other condition to conversion in paragraph 8(a), (b), (d) or (e) has not been satisfied, a Holder may surrender for conversion into Common Stock a Security or portion of a Security which has been called for redemption pursuant to paragraph 5 hereof, but such Securities may be surrendered for conversion until the close of business on the second Business Day immediately preceding the Redemption Date.

         (d) Conversion upon Certain Distributions. Subject to the provisions of this paragraph 8 and the Applicable Indenture but notwithstanding the fact that any other condition to conversion in paragraph (a), (b), (c) or
(e) has not been satisfied, in the event that the Company declares a dividend or distribution described in Section 8.7 of the Supplemental Indenture, or a dividend or a distribution described in Section 8.8(a) or 8.8(b) of the Supplemental Indenture where in the case of a dividend or distribution pursuant to 8.8(a) or 8.8(b) of the Supplemental Indenture, the fair market value, per share, of such dividend or distribution per share of Common Stock, as determined in the Applicable Indenture, exceeds 15% of the Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration for such dividend or distribution, then the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the date for such dividend or distribution, and Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the date of distribution or until the Company announces that such dividend or distribution will not take place.

                                     A-1-8

         (e) Conversion upon the Occurrence of Certain Corporate Transactions. Subject to the provisions of this paragraph 8 and the Applicable Indenture but notwithstanding the fact that any other condition to conversion in paragraph (a), (b), (c) or (d) has not been satisfied, in the event the Company is a party to a transaction described in the first paragraph of Section 8.14 of the Supplemental Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date the Company announces the anticipated effective date until 15 days after the actual effective date of such transaction, and at the effective time of such transaction, the right to convert a Security into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other assets of the Company or other Person which the holder would have received if the holder had converted its Security immediately prior to the applicable record date for the transaction.

         (f) General Provisions. A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

                  The initial Conversion Rate is 45.3515 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Company will pay cash in lieu of any fractional share of Common Stock.

                  The Company may elect to pay cash in lieu of delivering Common Stock upon notice of conversion in accordance with Section 8.20 of the Supplemental Indenture.

                  To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

                  A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Applicable Indenture. On conversion of a Security, the accrued and unpaid interest, if any, with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock or cash, or combination thereof (together with the cash payment, if any, in lieu of fractional shares), in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock or cash, or

                                     A-1-9
combination thereof (together with any such cash payment in lieu of fractional shares), shall be treated as issued, to the extent thereof, first in exchange for the accrued and unpaid interest, if any, through the Conversion Date and the balance, if any, of such fair market value of such Common Stock or cash, or combination thereof (and any such cash payment), shall be treated as issued in exchange for the principal amount of the Security being converted pursuant to the provisions hereof.

                  In accordance with Sections 8.6, 8.7 and 8.8 of the Supplemental Indenture, the Conversion Rate will be adjusted, as further provided in the Supplemental Indenture, for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days of the record date for such distribution at a price per share of Common Stock less than the Sale Price of the Common Stock at the Time of Determination; distributions to all holders of Common Stock of cash, assets or evidence of indebtedness of the Company (including shares of Capital Stock of a Subsidiary); and for the purchase of Common Stock pursuant to a tender offer or exchange offer for Common Stock (excluding odd lots of Common Stock) made by the Company or any Subsidiary. However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases specified in the Applicable Indenture. The Company from time to time may voluntarily increase the Conversion Rate.

                  If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Supplemental Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person in the circumstances described in the Applicable Indenture.

9.       Conversion Arrangement on Call for Redemption.

                  Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

10.      Defaulted Interest.

                  Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder

                                     A-1-10
thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 3.7 of the Applicable Indenture.

11.      Denominations; Transfer; Exchange.

                  The Securities are in fully registered form, without coupons, in principal denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Applicable Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Applicable Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

12.      Persons Deemed Owners.

                  The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.      Unclaimed Money or Securities.

                  The Trustee, the Paying Agent and the Conversion Agent shall return to the Company, or to the extent the Trustee collects any amount pursuant to the Guarantee from the Guarantor, to the Guarantor upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company or the Guarantor, as the case may be, Holders entitled to the money or securities must look to the Company or the Guarantor for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee, the Paying Agent and the Conversion Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

14.      Amendment; Waiver.

                  Subject to certain exceptions set forth in the Supplemental Indenture, (i) the Applicable Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding and (ii) certain Defaults may be waived with the written consent of the

                                     A-1-11

Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. Subject to certain exceptions set forth in the Supplemental Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Applicable Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency in the Securities or in the Applicable Indenture, or to comply with Article VII of the Indenture or Section
8.14 or Section 9.8 of the Supplemental Indenture, to secure the Company's obligations under this Security or the Applicable Indenture, to add additional Events of Default, to increase the Conversion Rate, to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred on the Company, to comply with any requirement of the Commission to make any change that does not materially adversely affect the rights of any Holders, to add or change provisions as necessary to permit or facilitate the issuance of the Global Security, to evidence and provide for the acceptance of the appointment under the Applicable Indenture of a separate or successor Trustee, to provide additional rights or benefits to Holders, or to modify the restrictions on, and procedures for, resale and other transfers of this Security pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally.

15.      Defaults and Remedies.

                  Events of Default are as set forth in Section 5.1 of the Applicable Indenture.

                  Securityholders may not enforce the Applicable Indenture or the Securities except as provided in the Applicable Indenture. The Trustee may refuse to enforce the Applicable Indenture or the Securities unless it receives indemnity or security satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of amounts specified in Section 5.1(1) or (2) of the Applicable Indenture above) if a committee of its Responsible Officers determines in good faith that withholding notice is in the interests of the Securityholders.

16.      Trustee May Hold Securities.

                  The Trustee, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company, the Guarantor, an Affiliate or Subsidiary with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

                                     A-1-12

17.      No Recourse Against Others.

                  No past, present or future director, officer, employee, agent, representative, member, manager, trustee or stockholder, as such, of the Company, the Guarantor or any successor Person or any Affiliate of any thereof shall have any liability for any obligations of the Company, the Guarantor or any successor Person or any Affiliate of any thereof, either directly or through the Company, the Guarantor or any successor Person or any Affiliate of any thereof, under the Securities, the Applicable Indenture or the Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

18.      Authentication.

                  This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on this Security.

19.      Abbreviations.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. GOVERNING LAW.

                  THIS SECURITY AND THE APPLICABLE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                                     A-1-13

                  The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Supplemental Indenture. Requests may be made to:

                                                AMR Corporation
                                                4333 Amon Carter Boulevard
                                                Dallas, Texas  76155
                                                Attention: Corporate Secretary

                                     A-1-14

                  IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

Dated:                                   AMR CORPORATION

                                         By: ___________________________________
                                             Name:
                                             Title:

[Seal]

Attest:

___________________________________
Name:
Title:

                                     A-1-15

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

WILMINGTON TRUST COMPANY,
as Trustee, certifies that this
is one of the Securities of the series
designated herein and issued under
the within-mentioned Indenture.

By:________________________
      Authorized Officer

Dated:___________________________

                                     A-1-16

                ASSIGNMENT FORM                                          CONVERSION NOTICE
To assign this Security, fill in the form below:            To convert this Security into Common Stock of
                                                            the Company, check the box:

I or we assign and transfer this Security to

________________________________________________                                [ ]

(Insert assignee's soc. sec. or tax ID no.)                 To convert only part of this Security, state the
                                                            principal amount to be converted (which must be
________________________________________________            $1,000 or an integral multiple of $1,000):

________________________________________________            $_____________________________________________

________________________________________________            If you want the stock certificate made out in another
                                                            person's name, fill in the form below:

(Print or type assignee's name, address and zip
code)                                                       ______________________________________________

and irrevocably appoint                                     ______________________________________________

_____________________ agent to transfer this                (Insert other person's soc. sec. or tax ID no.)
Security on the books of the Company.  The agent
may substitute another to act for him.                      ______________________________________________

                                                            ______________________________________________

                                                            ______________________________________________

                                                            ______________________________________________

                                                            (Print or type other person's name, address and
                                                            zip code)
__________________________________________________________________________________________________________
Date:  _____________________                                Your Signature:__________________________

__________________________________________________________________________________________________________
                            (Sign exactly as your name appears on this Security)

                                     A-1-17

                                   EXHIBIT A-2

                               [FORM OF GUARANTEE]

                                                   Dated as of February 13, 2004

                                    GUARANTEE

                  Reference is made to (i) the Indenture, dated as of February 1, 2004 (the "Base Indenture"), between AMR Corporation, a Delaware corporation (the "Company") and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee"), as supplemented by Supplemental Indenture No. 2004-1, dated as of February 13, 2004 (the "Supplemental Indenture"), among the Company, American Airlines, Inc., a Delaware corporation, as guarantor ("the Guarantor"), and the Trustee (the Base Indenture as so supplemented by the Supplemental Indenture, the "Indenture") and (ii) the Company's 4.5% Senior Convertible Notes due 2024 (each, a "Security" and collectively, the "Securities") issued pursuant to the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

                  The Guarantor (which term includes any successor person under the Indenture), subject in every respect to the terms and conditions set forth in the Indenture, hereby unconditionally guarantees, on an unsecured basis (the "Guarantee"), to each Holder of a Security authenticated and delivered by the Trustee in accordance with the terms of the Indenture, and to the Trustee on behalf of such Holder, (i) (x) the due and punctual payment of the principal of, and interest on, such Security, when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, redemption or otherwise,
(y) the due and punctual payment of interest on the overdue principal and interest, if any, on such Security, to the extent lawful, and (z) the faithful performance of all other obligations of the Company to the Holders or the Trustee under such Security and the Indenture, in each case as set forth in
Article IX of the Supplemental Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

                  The Guarantor hereby agrees to pay any and all costs and expenses incurred by the Trustee or the Holders in enforcing their respective rights under the Guarantee.

                  Any term or provision of the Guarantee or the Indenture notwithstanding, the Guarantee shall not exceed the maximum amount that can be guaranteed by the Guarantor without rendering the Guarantee voidable under applicable law relating to

                                     A-2-1
fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  The obligations of the undersigned to the Holders of the Securities and to the Trustee pursuant to this Guarantee and in the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. In the event of the assumption by a successor Person of the obligations of the Guarantor as provided in Section
9.8 of the Supplemental Indenture, such successor Person shall succeed to and be substituted for the Guarantor hereunder and under the Indenture and all such obligations of the Guarantor under the Indenture and the Guarantee shall terminate.

                  No past, present or future director, officer, employee, agent, member, manager, trustee or stockholder, as such, of the Company, the Guarantor or any successor Person or any Affiliate of any thereof shall have any liability for any obligations of the Company, the Guarantor or any successor Person or any Affiliate of any thereof, either directly or through the Company, the Guarantor or any successor Person or any Affiliate of any thereof, under the Securities, the Indenture or this Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                  This Guarantee shall be governed by and construed in accordance with the law of the State of New York, including all matters of construction, validity and performance.

                [Remainder of the page intentionally left blank]

                                     A-2-2

                  IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

                                          AMERICAN AIRLINES, INC.

                                          By: __________________________________
                                              Name:
                                              Title:

                                     A-2-3